Exhibit 99.1



                         CITIZENS BANKING CORPORATION
                             AMENDED AND RESTATED
                              SECTION 401(k) PLAN


                            As Amended and Restated
                           Generally Effective As of
                               January 1, 1989*


* As noted in Section 1.02, this amendment and restatement also is a compilation of the 1990 amendment and restatement of the Plan and subsequent amendments thereto.


                               TABLE OF CONTENTS

ARTICLE 1  -  PREAMBLES

         Section 1.01    Establishment of Plan................
         Section 1.02    Amendment of Plan....................
         Section 1.03    Applicable Law.......................
         Section 1.04    Defined Terms........................
         Section 1.05    Adoption of Plan by Related
                         Corporations and Transfers
                         to Other Plans.......................


ARTICLE 2  -  ELIGIBILITY AND PARTICIPATION

         Section 2.01    Eligibility..........................
         Section 2.02    Participation........................
         Section 2.03    Hourly Employees' Eligibility
                         and Participation....................


ARTICLE 3  -  CONTRIBUTIONS AND ALLOCATIONS

         Section 3.01    Sources of Contributions and
                         Allocations to Accounts..............
         Section 3.02    Before-Tax Employee Contributions....
         Section 3.03    Employer Matching Contributions......
         Section 3.04    After-Tax Employee Contributions.....
         Section 3.05    Rollover Contributions...............
         Section 3.06    Direct Plan to Plan Transfers........
         Section 3.07    Reversion of Employer Contributions..
         Section 3.08    Omission of Eligible Employee........
         Section 3.09    Inclusion of Ineligible Employee.....


ARTICLE 4  -  INVESTMENT AND VALUATION OF ACCOUNTS

         Section 4.01    Investment Elections.................
         Section 4.02    Valuations...........................
         Section 4.03    Annual Statements of Value of
                         Participants' Accounts...............


ARTICLE 5  -  RETIREMENT AND OTHER TERMINATION OF EMPLOYMENT
         Section 5.01    Retirement...........................
         Section 5.02    Disability...........................
         Section 5.03    Death................................
         Section 5.04    Termination of Employment prior to
                         Retirement, Disability or Death......


ARTICLE 6  -  DISTRIBUTIONS

         Section 6.01    Distribution upon Retirement,
                         Disability, Death or Other
                         Termination of Employment............
         Section 6.02    Withdrawals Due to Hardship..........
         Section 6.03    Loans to Participants................
         Section 6.04    In-Service Withdrawals...............
         Section 6.05    Direct Rollovers after 1992..........


ARTICLE 7  -  SPECIAL PROVISIONS

         Section 7.01    Service Rules........................
         Section 7.02    Transfers............................
         Section 7.03    Limitations on Annual Allocations
                         to Accounts..........................
         Section 7.04    Premature Distributions..............
         Section 7.05    Top-Heavy Plan Rules.................
         Section 7.06    Provisions Relating to Section 16
                         of the Securities Exchange Act
                         of 1934..............................
         Section 7.07    Distributions Pursuant to Qualified
                         Domestic Relations Orders............


ARTICLE 8  -  TRUST FUND

         Section 8.01    Establishment and Maintenance
                         of Fund..............................
         Section 8.02    The Trustee..........................
         Section 8.03    Resignation or Removal of Trustee....
         Section 8.04    Investment Manager and Custodian.....
         Section 8.05    Expenses.............................
         Section 8.06    Taxes................................
         Section 8.07    Voting and Other Rights with Respect
                         to Employer Stock....................

ARTICLE 9  -  PROVISIONS RELATING TO ADMINISTRATION AND FIDUCIARIES

         Section 9.01    Plan Administration..................
         Section 9.02    Claims Procedure.....................
         Section 9.03    Special Ruling.......................
         Section 9.04    Specific Allocation of Fiduciary
                         Duties between Named Fiduciaries.....
         Section 9.05    Authorization for Further Allocation
                         of Fiduciary Duties..................
         Section 9.06    Employment of Advisers...............
         Section 9.07    Delegation to Officers or
                         Employees............................
         Section 9.08    Bonding..............................
         Section 9.09    Action Taken in Good Faith/
                         Indemnity............................


ARTICLE 10  -  AMENDMENT, TERMINATION AND MERGER

         Section 10.01   Amendment of the Plan................
         Section 10.02   Termination of the Plan..............
         Section 10.03   Predecessor and Successor Employers;
                         Merger or Consolidation of Plans.....
         Section 10.04   Notice...............................


ARTICLE 11  -  MISCELLANEOUS PROVISIONS

         Section 11.01   Plan Subject to Approval.............
         Section 11.02   Payments for the Benefit of Payee....
         Section 11.03   Non-Alienation of Benefits...........
         Section 11.04   Employer's Rights....................
         Section 11.05   Litigation...........................
         Section 11.06   Addresses and Mailing of Notices
                         and Checks...........................
         Section 11.07   Written Explanations and Notices.....
         Section 11.08   Action by Parent Company or Employer.
         Section 11.09   Construction.........................


ARTICLE 12  -  DEFINITIONS


EXECUTION

EXHIBIT 1        -       Adopting Employers...................

APPENDIX A       -       Citizens Banking Corporation.........

APPENDIX B       -       Citizens Commercial & Savings Bank...

APPENDIX C       -       Commercial National Bank of Berwyn...

APPENDIX D       -       Second National Bank of Saginaw......

APPENDIX E       -       Second National Bank of Bay City.....

APPENDIX F       -       Grayling State Bank..................

APPENDIX G       -       State Bank of Standish...............

APPENDIX H       -       Citizens Commercial Leasing
                         Corporation..........................

APPENDIX I       -       National Bank of Royal Oak...........

                                   ARTICLE 1

                                   PREAMBLES


         Section 1.01 Establishment of Plan. By agreement dated October 17, 1961, Citizens Commercial & Savings Bank established the Citizens Commercial & Savings Bank Employees Profit Sharing Plan and Trust Agreement for the purpose of sharing a portion of its profits with eligible employees.

         Section 1.02 Amendment of Plan. Citizens Commercial & Savings Bank has amended the plan as so established from time to time. The preceding amendment and restatement was effective January 1, 1990. The purpose of the preceding amendment and restatement was to accomplish the consolidation of this plan with the Second National Bank Amended and Restated Section 401(k) Plan and the Commercial National Bank of Berwyn Amended and Restated Section 401(k) Profit Sharing Plan, such that all Employees were covered by a single plan effective as of January 1, 1990, and to make certain changes to this plan required by the Tax Reform Act of 1986 and other applicable law. The purpose of this amendment and restatement, which is effective as of January 1, 1989, except as otherwise stated, is to incorporate Amendments No. 1-4 into a single document which will enable the plan to be submitted to the Internal Revenue Service for a favorable determination letter and to comply with the $150,000 limit on compensation and certain other provisions of applicable law. The plan, as so amended and restated and as set forth on this and the following pages, is known as the Citizens Banking Corporation Amended and Restated Section 401(k) Plan, has been adopted and will be administered by Citizens Banking Corporation ("Parent Company"), and is referred to simply as the "Plan."

         Section 1.03 Applicable Law. The Plan is intended (a) to qualify as a profit sharing plan under Section 401(a) of the Internal Revenue Code of 1986, as amended ("Code"), (b) to permit tax-deferred voluntary savings by eligible Employees pursuant to Code Section 401(k), and (c) to permit after-tax voluntary savings by eligible Employees. In addition, it is intended that the Plan meet the applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Where not governed by these laws, by regulations promulgated under them, or by other federal laws, the Plan shall be administered and construed in accordance with Michigan law.

         Section 1.04 Defined Terms. Throughout the Plan, various terms are used repeatedly, which terms have very specific and definite meanings when capitalized in the text. For convenience, such terms are collected and defined in Article 12. Wherever such capitalized terms appear in the Plan, they shall have the meanings specified in that Article.

         Section 1.05 Adoption of Plan by Related Corporations and Transfers to Other Plans.

         (a) Adoption of Plan by Related Corporations. Any subsidiary, direct or indirect, or other corporation affiliated with the Parent Company, may, with the approval of the Parent Company's Board of Directors, and by resolution of such related corporation's own board of directors, adopt the Plan. From and after the date when it shall have become a party to this Plan, any such related corporation shall, for all purposes of the Plan, be included within the meaning of the term "Employer" as defined herein, and shall be listed in Exhibit 1. Special terms of the Plan, as they shall be applied to the employees of such adopting corporation, shall be set forth in an Appendix attached to and made part of the Plan. The Appendix shall set forth only special provisions relating to such employees, and any other pertinent information or specifications which would facilitate the effective operation of the Plan with respect to such employees. All other provisions of the Plan, if not specifically addressed in such Appendix, shall apply to the employees of the adopting corporation.

         (b) Transfers to Other Plans. In the event that a group of Participants shall become covered by another pension or retirement plan established by the Employer, the Parent Company's Board of Directors may authorize the Plan Administrator to direct the Trustee to pay over and deliver to the trustee of such other plan such assets of the Fund as are properly allocable to such group.


                                   ARTICLE 2

                         ELIGIBILITY AND PARTICIPATION


         Section 2.01 Eligibility. Except as provided in Section 2.03, in order to be eligible to participate in the Plan, an individual must:

         (a)     be a salaried Employee of the Employer; and

         (b) not be represented by a labor organization (as defined in the National Labor Relations Act, as amended), recognized by the Employer as the collective bargaining representative of such individual, and with which the Employer has a bargaining agreement under which retirement benefits have been the subject of good faith bargaining (unless that bargaining agreement provides for such individual's participation).

         Section 2.02  Participation.

         (a) Meaning of Participation. Participation entitles an individual to receive a summary plan description that describes the terms of the Plan in simple language, and to obtain various other reporting and disclosure documents concerning the Plan. A Participant also will have maintained on the books and records of the Plan's Fund an Account in his name to which allocations may be made in accordance with Article 3.
However, mere participation in the Plan does not entitle a Participant to an ultimate benefit from the Plan; a Participant will receive a benefit only if allocations are made to his Account over his period of participation pursuant to Article 3.

         (b) Commencement of Participation. (1) An individual who was participating in the Plan prior to its amendment and restatement on the Effective Date, and who had not ceased participation for any reason as of the Effective Date, shall continue participating in the Plan as amended and restated. (2) An individual who as of the day prior to the Effective Date satisfied the eligibility requirements of Section 2.01, but who was not participating in the Plan prior to such date, shall commence participation in the Plan on the Effective Date provided he then satisfies the eligibility requirements of Section 2.01. (3) Except as provided in Section 2.03, any other individual shall commence participation in the Plan on the later of:
(A) the Effective Date or (B) the first business day of the calendar quarter coincident with or following the date he first satisfies the eligibility requirements of Section 2.01.

         (c) Termination of Participation. Participation in the Plan shall terminate for a Participant on the later of (1) his date of termination of employment or (2) the date he receives from the Plan a distribution representing the entire nonforfeitable balance of his Account.

         (d) Resumption of Participation. An individual whose participation has terminated pursuant to paragraph (c) above shall resume participation only as provided in Section 7.01.

         Section 2.03 Hourly Employees' Eligibility and Participation. Effective January 1, 1995, an individual who is an hourly Employee of the Employer shall be eligible to participate in the Plan, provided that the individual:

         (a)     is an hourly Employee of the Employer;

         (b) is not represented by a labor organization (as specified in Section 2.01(b)); and

         (c) has completed at least 1,000 Hours of Service within the Employee's first 12-consecutive months of employment or within any Plan Year commencing after the Employee's date of hire with the Employer.

         Any hourly Employee who satisfies conditions (a), (b) and (c), above, shall commence participation in the Plan on the January 1 or July 1 first following the date all such conditions are satisfied or, if later, on January 1, 1995.

                                   ARTICLE 3

                         CONTRIBUTIONS AND ALLOCATIONS


         Section 3.01  Sources of Contributions and Allocations to Accounts.

         (a) Sources and Forms of Contributions. It is contemplated that both the Employer and Employees may make contributions to the Plan.
Employer matching contributions are purely discretionary and the Employer shall not be required to contribute to the Plan for any year. Contributions by Employees may be divided into before-tax, after-tax, and rollover contributions. Direct plan to plan transfers are permitted, as provided in
Section 3.06. No further profit sharing contributions by any Employer will be made to the Plan.

         (b) Allocation of Contributions and Individual Accounts. Contributions made by the Employer and by Employees shall be allocated to individual Accounts maintained on the books and records of the Fund for each Participant. Credits to Accounts shall be made in accordance with the allocation process described in this Article 3 for contributions; credits and charges shall be made for the allocation of earnings, gains, and losses as described in Article 4; and charges shall be made for distributions made pursuant to Article 6. The maintenance of individual accounts is only for accounting purposes, and except as provided otherwise in the Plan or as determined by the Trustee in accordance with the written powers granted to the Trustee, a segregation of the assets of the Fund to each Account shall not be required. The fact that individual accounts are maintained shall not be construed to mean that any Participant or Beneficiary has title to any specific assets of the Fund. Each Account may be further divided into separate sub-accounts, as defined in Article 12 and as more particularly described in this Article 3, to receive and hold contributions having a particular characterization.

         Section 3.02  Before-Tax Employee Contributions.

         (a) Amount. For each Plan Year, a Participant may direct his Employer to make cash contributions to a Before-Tax Employee Contribution Account (which contributions are not includible in the Participant's gross income for federal income tax purposes). Before-tax Employee contributions may be made in any whole percentage of Base Salary, up to the maximum percentage determined and set from time to time by the Plan Administrator, which percentage for Highly Compensated Participants may be different from the percentage for non-Highly Compensated Participants. For non-Highly Compensated Participants such maximum percentage shall not be less than 6% nor greater than 15% of Base Salary. For Highly Compensated Participants such maximum percentage may be set at any level, which need not be the same for each Highly Compensated Participant, provided that the level set for each Highly Compensated Participant shall not exceed the maximum percentage of Base Salary that is set for non-Highly Compensated Participants. Each Participant shall file a written election with the Plan Administrator, on a form prescribed by the Plan Administrator, specifying the percentage of his Base Salary to be contributed by the Employer. For a new Participant the election shall become effective on the first pay date on or after the first day of the calendar quarter on which the Participant enters the Plan. Existing Participants may submit an election or may increase existing elections effective as of the first business day of each calendar quarter, provided that the election is received by the Plan Administrator at least 10 business days in advance of the intended effective date. Existing Participants may decrease or revoke existing elections at any time, effective on the first pay date following the date on which such election is received by the Plan Administrator, or in the case of demonstrated hardship, on such earlier date as is determined by the Plan Administrator. All deferral elections remain in effect until changed or revoked by the Participant.

         (b) Payment. Contributions directed by Participants under this Section shall be made during the Plan Year by the Employer through payroll deductions and paid to the Fund under procedures established by the Plan Administrator.

         (c) Limitations. Participant contributions made in accordance with this Section are subject to the limitations of this paragraph.

                 (1) Deferral Percentage Test. Each Plan Year, the Plan Administrator shall compute:

                         (A) the average actual deferral percentage of all Highly Compensated Participants who are eligible to make before-tax contributions under this Section, whether or not any such contributions are made ("high-paid percentage"); and

                         (B) the average actual deferral percentage of the remaining Participants who are eligible to make before-tax contributions under this Section, whether or not such contributions are made ("lower-paid percentage").

         The actual deferral percentage shall be computed for each eligible Participant by dividing the Participant's Compensation for the Plan Year into the total amount of his before-tax contributions made during the Plan Year under this Section.

         For purposes of computing each Participant's actual deferral percentage, and except as otherwise provided in applicable income tax regulations, the following aggregation rules shall apply:

                 (i) all cash or deferred arrangements included in a plan shall be treated or a single cash or deferred arrangement [as and to the extent provided in Income Tax Regulation
         1.401(k)-1(b)(3)];


                 (ii) all plans aggregated for purposes of Code Section 410(b), after application of the mandatory disaggregation and permissive aggregation rules, shall be treated as a single plan [as and to the extent provided in Income Tax Regulation
         1.401(k)-1(g)(11)];

                 (iii) with respect to a Highly Compensated Participant, all of the Employer's cash or deferred arrangements in which the Highly Compensated Participant is eligible to participate shall be treated as one [as and to the extent provided in Income Tax Regulation 1.401(k)-1(g)(1)(ii)]; and

                 (iv) with respect to a Highly Compensated Participant who is subject to the family aggregation rules of Code Section 414(q)(6) because that Participant is either a five-percent owner or one of the 10 most highly compensated employees, the combined actual deferral ratio for the family group (treated as one Highly Compensated Participant) shall be determined by combining the before-tax contributions (and amounts treated as such) and compensation of all family members [as and to the extent provided in Income Tax Regulation 1.401(k)-1(g)(1)(ii)(C)].

         If the separate percentages for these two groups fail to satisfy one of the tests below, or if the Plan Administrator otherwise determines that a reduction of the amount of before-tax Employee contributions is necessary in order to assure compliance with Code
         Section 401(k), the Plan Administrator shall to the extent necessary:

                 (i) suspend or reduce future before-tax Employee contributions for Highly Compensated Participants;

                 (ii) recharacterize before-tax Employee contribu-tions as after-tax Employee contributions; and/or

                 (iii)   refund before-tax Employee contributions.

         Any such recharacterization shall be accomplished by notifying each affected Highly Compensated Participant of his recharacterized amount within 2-1/2 months of the end of the Plan Year for which the contributions were made.

         Recharacterizations shall be made by recharacterizing the amount of the before-tax contributions for those Highly Compensated Participants who made the greatest percentage contribution until the separate average actual deferral percentages for the two groups of Participants satisfy one of the tests below.

         Any amount recharacterized under (ii) above as an after-tax contribution shall continue to be subject to the requirements of Code Section 401(k)(2) (including restrictions on distributions) and shall continue to be regarded as Employer contributions under Subchapter D of the Code, except as otherwise provided in applicable Income Tax Regulations and other official guidance.

         Refunds under (iii) above shall be accomplished by decreasing the amount of the before-tax contributions for those Highly Compensated Participants who made the greatest percentage contribution until the separate average actual deferral percentages for the two groups of Participants satisfy one of the tests below. Any excess amount of before-tax Employee contributions resulting from this reduction process, along with income of the Fund allocable to those contributions, shall be refunded by the Trustee to the affected Highly Compensated Participants before the end of the Plan Year following the Plan Year for which the contributions were made. If such excess contributions are refunded before the close of the first 2-1/2 months following the end of the Plan Year for which the contributions were made, the refunded amounts, including the allocable income, shall be treated as earned and received in the taxable year in which the excess before-tax contribution was made; in all other cases, the refunded amounts, including the allocable income, shall be treated as earned and taxable in the year of receipt, and the Employer shall be subject to the 10% penalty tax of Code Section 4979.

         The Plan Administrator also may suspend, recharacterize or reduce before-tax Employee contributions of all Participants so that the deductible limits of Code Section 404 are not exceeded.

         For purposes of this subparagraph (1), the applicable tests shall be as follows:

                 (A) The high-paid percentage is not more than 1.25 times the lower-paid percentage; or

                 (B) The high-paid percentage is not more than 2.00 times the lower-paid percentage, and the difference between the two percentages does not exceed two percentage points.

                 (2) Limits on Individual Before-Tax Contributions. Before-tax contributions made during a calendar year by each Participant under this Plan and all other plans, contracts or arrangements maintained by the Employer shall not exceed $9,240 (which amount shall be adjusted annually in accordance with the procedures of Code Section 415(d)). On or before March 1 of each year, each Participant shall notify the Plan Administrator in writing of any before-tax Employee contributions made under this Plan (and under any other plans in which he participates) in excess of $9,240 (which amount shall be adjusted annually in accordance with the procedures of Code Section 415(d)) during the Participant's taxable year ending before such date and shall specify the amount to be refunded to him. The amount in excess of the foregoing limit shall be included in the Participant's gross income and shall be refunded to the Participant by the Trustee, along with any income of the Fund allocable to such amount, not later than April 15 immediately following the March 1 notice deadline. The allocable income which is refunded to the Participant shall be treated as earned and received in the taxable year in which the excess contribution was made. Any excess before-tax Employee contribution made by a Highly Compensated Participant, even though refunded under this subparagraph (2), shall be included in the average actual deferral percentage tests of subparagraph (1) of this Section 3.02(c).

         (d) Reversion. Participant before-tax contributions made by the Employer shall be irrevocable, subject to paragraph (c) and the exceptions provided in Section 3.07, except that any such contributions, other than those made by mistake of fact in excess of the amount of a Participant's election for such contributions, which are returned to the Employer, and any earnings thereon, shall be distributed in cash to the Participant on whose behalf the contributions were made.

         (e) Allocation. Subject to Section 7.03, the Trustee shall allocate a contribution made pursuant to this Section to the Participant's Before-Tax Employee Contribution Account as of the Accounting Date immediately following the date the contribution was made.

         (f) Vesting. A Participant's Before-Tax Employee Contribution Account shall be 100% nonforfeitable at all times.

         (g) Investment. Before-tax Employee contributions made by a Participant and allocated to a Before-Tax Employee Contribution Account shall be invested pursuant to the Employee's investment direction as provided in Section 4.01. Prior to such direction before-tax Employee contributions shall be invested in interest bearing securities at the discretion of the Trustee.

         (h) Cafeteria Plan Credits. Notwithstanding any other provisions of this Plan to the contrary, to the extent provided for in the Citizens Banking Corporation Flexible Benefits Plan or in any other flexible benefits plan of the Employer, a Participant may elect to have cash or other benefit credits under such flexible benefits plan contributed to this Plan as before-tax Employee contributions. All such contributions shall be made in accordance with procedures adopted by the Plan Administrator, through payroll withholding or otherwise, and shall be held and administered in all respects under this Plan as before-tax Employee contributions. To the extent that suspensions, recharacterizations or refunds of before-tax Employee contributions are necessary under Section 3.02(c), the suspensions, recharacterizations or refunds shall occur first with respect to the Participant's regular before-tax Employee contributions under Section 3.02(a) and then, only as is necessary, with respect to contributions of any flexible benefits plan credits.

         Section 3.03  Employer Matching Contributions.

         (a) Amount. Subject to approval by the Parent Company, for each Plan Year the Employer may contribute an amount to be determined from time to time by the Employer's board of directors, but not to exceed 100% of total before-tax contributions made by Participants for the Plan Year and subject to a maximum for any Participant of 6% of Base Salary for the Plan Year.

         (b) Payment. Subject to approval by the Parent Company and to suspensions or reductions in contributions for Highly Compensated Participants as provided in paragraph (c) of this Section, the Employer's matching contribution, as determined under paragraph (a), shall be paid to the Fund periodically throughout each year, as determined by the Employer's board of directors, but in no event later than the due date (including extensions) for the Employer's federal income tax return for the taxable year of the Employer corresponding to the Plan Year to which the matching contribution relates.

         (c) Limitations. The Employer's matching contribution shall be made only with respect to before-tax contributions elected by Participants out of regular Base Salary payments and/or with respect to any cash or other benefit credits that may be available to participants in the Citizens Banking Corporation Flexible Benefits Plan or in any other flexible benefits plan of the Employer, and not with respect to elective deferrals made out of bonus payments, overtime pay, or any other discretionary forms of compensation. In no event shall the Employer deduct, for federal income tax purposes, a matching contribution, which, when aggregated with Employee before-tax contributions made under the Plan, exceeds the amount deductible for the Employer's taxable year with respect to which the contribution is made, as determined under Code Section 404. In addition, the Plan Administrator shall compute:

                 (1) the average matching and after-tax contribution percentage of all Highly Compensated Participants who are eligible to make before-tax contributions under Section 3.02, whether or not any such contributions are made ("high-paid percentage"); and

                 (2) the average matching and after-tax contribution percentage of the remaining Participants who are eligible to make before-tax contributions under Section 3.02, whether or not such contributions are made ("lower-paid percentage").

The matching and after-tax contribution percentage shall be computed for each eligible Participant by dividing the Participant's Compensation for the Plan Year into the sum of the Employer's matching contributions paid into the Plan and allocated to his Account for the Plan Year and the Participant's after-tax contributions made to the Plan pursuant to Section
3.04 and allocated to his Account for the Plan Year.

For purposes of computing each Participant's matching and after-tax contribution percentage, and except as otherwise provided in applicable income tax regulations, the following aggregation rules shall apply:

                 (i) all plans aggregated for purposes of Code Section 410(b), after application of the mandatory disaggregation and permissive aggregation rules, shall be treated as a single plan [as and to the extent provided in Income Tax Regulation 1.401(m)-1(b)(3) and 1.401(m)-1(f)(14)];

                 (ii) with respect to a Highly Compensated Participant, all of the Employer's matching and after-tax contribution arrangements in which the Highly Compensated Participant is eligible to participate shall be treated as one [as and to the extent provided in Income Tax Regulation 1.401(m)-1(f)(1)(B)]; and

                 (iii) with respect to a Highly Compensated Participant who is subject to the family aggregation rules of Code Section 414(q)(6) because that Participant is either a five-percent owner or one of the 10 most highly compensated employees, the combined matching and after-tax contribution percentage for the family group (treated as one Highly Compensated Participant) shall be determined by combining the employer's matching contributions (and amounts treated as such), the after-tax contributions and compensation of all family members [as and to the extent provided in Income Tax Regulation 1.401(m)-1(f)(1)(C)].

If the separate percentages for these two groups fail to satisfy one of the tests set forth in Section 3.02(c), the Plan Administrator shall reduce the amount of after-tax contributions, if any, and then, if necessary, also the amount of matching contributions (with reductions first from the non-health care portion of the Employer Matching Contribution Account), for those Highly Compensated Participants who received the greatest percentage allocation of such contributions, until the separate average matching and after-tax contribution percentages for the two groups satisfy one of the tests. Any excess contributions resulting from this reduction process, along with the income of the Fund allocable to those contributions, shall be paid out by the Trustee to the affected Highly Compensated Participants before the end of the Plan Year following the Plan Year for which the contributions were made. If such excess contributions are paid out before the close of the first 2-1/2 months following the end of the Plan Year for which the contributions were made, the amounts distributed, including any allocable income, shall be treated as earned and received in the taxable year in which the excess matching contributions were made; in all other cases, the refunded amounts, including the allocable income, shall be treated as earned and taxable in the year of receipt, and the Employer shall be subject to the 10% penalty tax of Code Section 4979. Notwithstanding the previous sentence, any distribution attributable to after-tax contributions shall not be included in the Participant's gross income except to the extent attributable to income on such contributions. Notwithstanding the above or any Plan provision to the contrary, if the Plan Administrator determines that a suspension or reduction of future Employer matching contributions or allocations for Highly Compensated Participants is necessary in order to satisfy the limitations of this paragraph, future Employer matching contributions and/or allocations of such contributions shall be suspended or reduced for Highly Compensated Participants (with suspension or reductions first from the non-health care portion of the Employer Matching Contribution Account). This Section shall be applied to determine any excess matching and after-tax contributions only after first determining any excess before-tax contributions under Section 3.02(c)(2) and then under Section 3.02(c)(1). Also, to the extent provided by Income Tax Regulations, and as elected by the Plan Administrator, the percentages in (1) and (2) of this paragraph (c) may be computed by also taking into account before-tax Employee contributions under Section 3.02, provided that the remaining before-tax Employee contributions not taken into account meet the deferral percentage test set forth in Section 3.02(c)(1) both on their own and when combined with all before-tax Employee contributions made during the Plan Year.

         (d) Multiple Use Test. If the high-paid percentage in Section 3.03(c)(1) exceeds 125% of the lower-paid percentage in Section 3.03(c)(2) and if the high-paid percentage of before-tax Employee contributions also exceeds 125% of the lower-paid percentage of before-tax Employee contributions (but in each case, the percentages otherwise satisfy the test set forth in Section 3.02), then such contributions and deferrals shall remain in the Plan only if the aggregate limit of the multiple use test set forth in Income Tax Regulation Section 1.401(m)-2 is met. If such aggregate limit is exceeded, then either the Employer matching contribution made on behalf of Highly Compensated Participants or the before-tax or the after-tax Employee contributions of the Highly Compensated Participants shall be reduced as the Plan Administrator deems necessary in the same manner as set forth in this Section 3.03 and in Section 3.02, respectively, until such aggregate limit is not exceeded.

         (e) Reversion. Employer matching contributions shall be irrevocable, subject to paragraphs (c) and (d) of this Section and to the same exceptions as provided in Section 3.07.

         (f) Allocation. Subject to Section 7.03 and to suspensions or reductions in allocations for Highly Compensated Participants as provided in paragraph (c) of this Section, Employer matching contributions made under this Section shall be allocated as of each Accounting Date within the Plan Year to and among the Employer Matching Contribution Accounts of those Participants who elected to make and who were allocated before-tax Employee contributions, at the rate of:

                 (1) 100% of so much of each such Participant's before-tax Employee contributions as do not exceed 3% of Base Salary, plus

                 (2) 50% so much of each such Participant's before-tax Employee contributions as do exceed 3% of Base Salary but not 6% of Base Salary,

such that the maximum Employer matching contribution for any such Participant will be 4.5% of Base Salary. Subject to Section 7.03, to paragraph (a) of this Section, and to approval by the Parent Company, the Employer's board of directors may set a different allocation rate or maximum for Employer matching contributions for any Plan Year.

         One-third of the Employer matching contributions for each Participant shall be allocated to a health care sub-account within the Participant's Employer Matching Contribution Account and reserved for the payment of medical care expenses incurred following the Participant's retirement. Accordingly, amounts allocated to any such health care sub-account shall not be available for loans, hardship withdrawals or in-service withdrawals. In all other respects, such amounts shall be subject to the Plan provisions pertaining to Employer Matching Contribution Accounts (including but not limited to the vesting provisions in paragraph
(g) of this Section).

         (g) Vesting. A Participant's Employer Matching Contribution Account shall become 100% nonforfeitable upon the Participant's normal or early retirement pursuant to Section 5.01, upon his disability as provided in Section 5.02, upon his death prior to termination of employment with the Employer, or upon his completion of three Years of Service; in all other cases, such account shall be forfeitable. Forfeitures shall occur at the time and in the manner specified by Section 7.01(d)(3) and shall be used to reduce the Employer matching contributions otherwise required by this
Section 3.03 in the Plan Year in which the forfeitures occur, and in succeeding Plan Years if not totally used in such year.

         (h) Investment. Employer matching contributions allocated to a Participant's Employer Matching Contribution Account shall be invested pursuant to the Employee's investment direction as provided in Section 4.01. Prior to such direction Employer matching contributions shall be invested in interest bearing securities at the discretion of the Trustee.

         Section 3.04  After-Tax Employee Contributions.

         (a) Amount. Subject to approval by the Plan Administrator, for each Plan Year a Participant may make contributions to an After-Tax Employee Contribution Account, which contributions are not deductible or excludable by the Participant from income for federal income taxes, but on which earnings and gains, if any, will accumulate in the Fund on a tax-deferred basis until distribution. The Plan Administrator at any time may preclude after-tax Employee contributions by any Highly Compensated Participant.

         (b) Payment. Contributions by Participants under this Section shall be made only through payroll deductions, in such manner and at such times during the Plan Year as the Plan Administrator shall prescribe.

         (c) Limitation. Subject to Section 7.03, contributions of a Participant under this Section may be made each Plan Year in an amount not exceeding --

         (1) 10 percent of the Participant's Compensation actually paid for all periods of his participation under this Plan and under all other qualified plans of the Employer, reduced by

         (2) the sum of the Participant's previous voluntary non-deductible contributions made under this Plan and under all other qualified plans of the Employer during all periods of his participation in such plans.

In addition, for each Plan Year beginning after December 31, 1986, after-tax contributions (including before-tax contributions that have been recharacterized in accordance with Section 3.02(c)) made by Participants shall be subject to the tests and reduction prescribed by Section 3.03(c).

         (d) Reversion. After-tax Employee contributions shall be irrevocable and in no event may they revert to the Employer.

         (e) Allocation. Subject to Section 7.03, the Trustee shall allocate a contribution made pursuant to this Section to the Participant's After-Tax Employee Contribution Account as of the Accounting Date immediately following the date the contribution was made.

         (f) Vesting. A Participant's After-Tax Employee Contribution Account shall be 100% nonforfeitable at all times.


         (g) Investment. After-tax Employee contributions made by a Participant and allocated to an After-Tax Employee Contribution Account shall be invested pursuant to the Employee's investment direction as provided in Section 4.01. Prior to such direction after-tax Employee contributions shall be invested in interest bearing securities at the discretion of the Trustee.

         Section 3.05  Rollover Contributions.

         (a) Eligibility. Any Employee may pay to the Fund, or arrange for the direct transfer to the Fund from another qualified retirement plan, provided that in each case the Plan Administrator agrees, a contribution of an amount that qualifies for rollover treatment under Code Section 402(c) or 408(d)(3)(A)(ii).

         (b) Payment. An Employee's rollover contribution to the Plan, other than a direct transfer, must be made to the Fund not later than the 60th day after the day on which he received the distribution described in paragraph (a).

         (c) Limitation. An Employee may not rollover to the Plan: (1) a contribution which exceeds in value the amount received (or the proceeds of the sale of property received) in a distribution described in paragraph (a);
(2) any amounts representing non-deductible employee contributions made under any other plan and in which the Employee has other than a zero income tax basis; (3) any amount representing a partial distribution as described in Code Section 402(a)(5)(D) (as in effect prior to the Unemployment Compensation Amendments [Act] of 1992); (4) any amount that is required to be distributed pursuant to Code Sections 401(a)(9), 408(a)(6) or 408(b)(3);
(5) inherited accounts within the meaning of Code Section 408(d)(3)(C) or any amount received as the surviving spouse or other beneficiary of a deceased plan participant; or any other amount that may be precluded under the Code. This Plan shall not be a direct or indirect transferee of a pension plan or any retirement plan that at any time provided benefits in the form of a life annuity.

         (d) Reversion. Rollover contributions may in no event revert to the Employer.

         (e) Allocation. The Trustee shall allocate a contribution made pursuant to this Section to a Rollover Contribution Account as of the Accounting Date coinciding with or immediately following the date the contribution was made. Prior to such Accounting Date or if the Employee has not yet become a Participant under the Plan, any such contribution shall be allocated by the Trustee to a temporary account, and as of the next Accounting Date, or if later, as soon as the Employee does become a Participant, any such amount in this temporary account shall become a regular Rollover Contribution Account which shall be part of the Participant's Account.

         (f) Vesting. A Participant's Rollover Contribution Account shall be 100% nonforfeitable at all times.

         (g) Investment. Rollover contributions made by an Employee and allocated to a Rollover Contribution Account shall be invested pursuant to the Employee's investment direction. All such investments shall be made in accordance with procedures adopted by the Plan Administrator. Prior to the effective date of such direction, which need not correspond to the regular effective date of participant investment directions under Section 4.01, Rollover contributions shall be invested in interest bearing securities at the discretion of the Trustee. Rollover contributions made by an Employee and allocated to a temporary account shall be invested in interest bearing securities at the discretion of the Trustee until such temporary account becomes a regular Rollover Contribution Account and is invested pursuant to the Employee's direction.

         Section 3.06  Direct Plan to Plan Transfers.

         (a) In General. Subject to advance approval by the Parent Company, to procedures adopted by the Plan Administrator, and to the limitations in paragraph (c) below, the Trustee may accept a direct transfer of an Employee's account balance under any other defined contribution plan, as defined in Section 3(34) of ERISA, from the trustee or other fiduciary of such other plan.

         (b) Payment. Subject to paragraph (a) and to paragraph (c) below, direct plan to plan transfers may be accepted in cash or in kind and may consist of amounts attributable to employer and employee contributions.

         (c) Limitations. Unless the Plan Administrator otherwise directs, the Trustee shall not accept a direct plan to plan transfer from a defined benefit plan, as defined in Section 3(35) of ERISA, from a defined contribution plan, as defined in Section 3(34) of ERISA, that is subject to the funding standards of Code Section 412, or from a defined contribution plan, as defined in Section 3(34) of ERISA, which is or once was subject to the joint and survivor annuity requirements of Code Sections 401(a)(11) and
417. The Trustee shall not accept a direct plan to plan transfer unless and until it has been provided with an acceptable accounting, which includes details concerning: (1) employer and employee contribution amounts being transferred; (2) the earnings attributable to each type of contribution; (3) the current fair market value of transferred property; and (4) the cost or other tax basis of such property to the transferor.

         (d) Reversion. Direct plan to plan transfers may revert to the Employer, if at all, only in accordance with Section 3.07 and the Plan provisions that apply to the respective Accounts or sub-accounts to which the transferred amounts are allocated.

         (e) Allocation. Subject to procedures adopted by the Plan Administrator, direct plan to plan transfers shall be allocated, accounted for and administered under the Plan as follows:

         (1) amounts attributable to contributions made pursuant to a Code Section 401(k) cash or deferred arrangement shall be allocated to the Before-Tax Employee Contribution Account of affected Employees;

         (2) amounts attributable to employer matching contributions that were made on account of employee elective deferrals, within the meaning of Code Section 401(m), shall be allocated to an Employer Matching Contribution Account for affected Employees;

         (3) amounts attributable to after-tax employee contributions, within the meaning of Section 3.04, shall be allocated to the After-Tax Employee Contribution Account of affected Employees; and

         (4) except as provided in an Appendix to the Plan, any other amounts shall be allocated to a fully vested Direct Transfer Account for affected Employees or to a sub-account within each such Employee's Direct Transfer Account.

All such allocations shall be made as of the Accounting Date coinciding with or immediately following the date of the transfer. Prior to such Accounting Date or if the Employee has not yet become a Participant under the Plan, any such contribution shall be allocated by the Trustee to a temporary account, and as of the next Accounting Date, or if later, as soon as the Employee does become a Participant, any such amount in this temporary account shall become a regular sub-account which shall be part of the Participant's Account.

         (f) Vesting. Amounts attributable to direct plan to plan transfers shall be or become nonforfeitable in accordance with the Plan provisions that apply to the respective sub-accounts to which the transferred amounts are allocated.

         (g) Investment. Amounts attributable to direct plan to plan transfers shall be allocated on a provisional basis to a temporary account and shall be invested by the Trustee in interest bearing securities pending their allocation to Accounts or sub-accounts under the Plan. Amounts allocated to a Direct Transfer Account shall be invested by the Trustee. Earnings, gains and losses attributable to temporary accounts and to Direct Transfer Accounts, as the case may be, shall be allocated as of each Accounting Date to and among those temporary accounts or Accounts, as the case may be, in proportion to the value of each Participant's balance in those temporary accounts or Accounts, as of the immediately preceding Accounting Date, less any distributions from the temporary accounts or Accounts since the last Accounting Date. Notwithstanding the above, the Plan Administrator may adopt special investment and allocation procedures for temporary accounts or any portion of Participants' Direct Transfer Accounts, including, but not limited to, procedures related to Participant directed investments.

         Section 3.07 Reversion of Employer Contributions. In no event shall any contribution by the Employer to the Fund, or income on any such contribution, revert to the Employer, except to the extent as provided by this paragraph. All amounts paid to the Fund by the Employer shall be used and applied for the exclusive benefit of Participants and their Beneficiaries; provided, that for this purpose, payment of expenses by the Fund shall be considered paid for such exclusive benefit. Notwithstanding the foregoing or any other provision of the Plan to the contrary, a contribution made to the Plan by the Employer may be returned to the Employer if: (1) such contribution is made by the Employer by mistake of fact, provided that the contribution is returned to the Employer within one year after payment of the contribution; (2) subsequent to the Effective Date, the Commissioner of Internal Revenue or his representative issues a determination letter stating that the Plan does not initially qualify under Code Section 401(a), provided that all contributions with respect to which the letter relates are returned to the Employer within one year after the date of denial of initial qualification for the Plan; (3) a deduction claimed by the Employer on its federal income tax return under Code Section 404 for a Plan contribution is subsequently denied, in whole or in part, provided that the contribution or portion for which the deduction is denied is returned to the Employer within one year after the disallowance of the deduction; or (4) the Plan is terminated and there is a balance in a special suspense account created under Section 7.03, in which case such balance, which may include forfeitures, may be returned to the Employer.

         Section 3.08 Omission of Eligible Employee. If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by his Employer for the year has been made, the appropriate Employer shall make a subsequent contribution with respect to the omitted Employee in the amount which the said Employer would have contributed with respect to him had he not been omitted. Such contribution shall be made regardless of whether or not it is deductible by such Employer in whole or in part in any taxable year under applicable provisions of the Internal Revenue Code.

         Section 3.09 Inclusion of Ineligible Employee. If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made, the appropriate Employer shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether or not a deduction is allowable with respect to such contribution. In such event, the amount contributed with respect to the ineligible person shall constitute a forfeiture for the Plan Year in which the discovery is made and shall be used to reduce the Employer's contributions (under Section 3.03 or otherwise) for the Plan Year and in succeeding Plan Years if not totally used in such year.


                                   ARTICLE 4

                     INVESTMENT AND VALUATION OF ACCOUNTS


         Section 4.01  Investment Elections.

         (a) Investment Options. Each Participant who is in active employment of the Employer shall be eligible to invest his Account (other than his ineligible Account, if any, under Section 4.01(e)) among such investments as are made available from time to time by the Trustee at the direction of the Plan Administrator. The Plan Administrator may from time to time change the available investment options, in which event the Plan Administrator shall give reasonable notification to eligible Participants of the change. An eligible Participant shall invest his Account only in whole increments of five percent and, as determined by the Plan Administrator, his Account may be charged for all applicable fees and expenses associated with his selected investments.

         (b) Method of Election. Each eligible Participant, upon enrollment with the Plan Administrator, may indicate his initial election for investment of his Account by filing a written designation on a form provided by the Plan Administrator. Thereafter, any changes shall be arranged as permitted under procedures established by the Trustee and the Plan Administrator. In the absence of an election the Participant's Account shall be invested by the Trustee.

         (c)     Frequency and Effective Date of Elections.

                 (1) Future Contributions. With respect to future contributions, a Participant who is actively employed by the Employer may file a new designation at any time, but not more often than once in any calendar quarter. In the absence of a new election, future contributions shall be invested in the available investments in the same proportions as specified in the eligible Participant's most recently filed election.

                 (2) Existing Accounts -- Investment Transfers. With respect to his existing Account balance, a Participant who is actively employed by the Employer, may change his election and request a transfer of monies among the available investments at any time, but not more often than once in any calendar quarter. The minimum amount transferrable out of any one investment option is five percent of the value of the Participant's Account, or, if less, the entire amount invested under such investment.

                 (3)     Election Procedures and Effective Dates.
         Investment elections shall become effective as of the first business day of the calendar quarter following the Plan's receipt of such request, or as soon thereafter as is reasonably practicable; provided that, for existing Participants, receipt of the election by the Plan Administrator must occur at least ten (10) business days prior to such first day of the calendar quarter. However, in the sole discretion of the Plan Administrator, any election may be made effective at such later date as is appropriate to effectuate the Participant's election without incurring significant losses, transactional costs, or disrupting securities markets. The Trustee shall transfer monies or other property from the appropriate option to the other option(s) as may be necessary to reflect the aggregate transfers of all Participants after the Trustee has caused the necessary entries to be made to each Participant's interest in the options and has reconciled offsetting transfer elections, in accordance with uniform rules established by the Trustee.

         (d) Ineligible Participants. Any Participant who is totally and permanently disabled on or after July 1, 1993, within the meaning of Section 5.02, and any Participant who has had a termination of employment, shall not be eligible to elect to have his Account invested under Section 4.01(a).
The entire Account of each such ineligible Participant shall be invested by the Trustee.

         (e) Ineligible Account. Any amount allocated to accounts attributable to PAYSOP contributions under the Second National Bank Amended and Restated Section 401(k) Plan, as provided for in Appendix D, but only to the extent that (1) such accounts have not been consolidated with other Accounts or sub-accounts according to an election made in accordance with Income Tax Regulation 1.411(d)-4 or other official guidance under Code
Section 411 or (2) diversification of investments is not required pursuant to paragraph (g)(4) of Appendix D, and any sub-accounts or other amounts designated by the Plan Administrator, shall not be eligible for investment pursuant to participant direction under Section 4.01(a). Any such ineligible Account balance shall be invested by the Trustee.

         (f)     Other Election Procedures.

                 (1) The Plan Administrator may adopt special election procedures and set special effective dates with respect to amounts received in connection with a merger of another qualified plan into this Plan or in connection with the appointment of a successor Trustee.

                 (2) Each eligible Participant shall have a reasonable opportunity to obtain written confirmation of his investment instructions.

                 (3) In connection with the election of a distribution from the Plan, a Participant may elect to have sold any or all shares of Citizens Banking Corporation stock allocated to the Participant's Account and to have the net sales proceeds held in cash or a cash equivalent pending distribution from the Plan.

                 (4) Except as otherwise specified, investments made pursuant to a Participant's election shall be made within sixty (60) days of the Plan's receipt of the investment election or as soon thereafter as is practicable.

         (g) ERISA Section 404(c) Compliance. The Plan and its operation are intended to comply with the provisions of ERISA Section 404(c) and the regulations thereunder applicable to participant directed investments. The Parent Company, as Plan Administrator, shall be responsible for disseminating to Participants the information required by Section 404(c) and the regulations thereunder, and for all other aspects of the Plan's compliance with Section 404(c), except to the extent that it has appointed one or more fiduciaries to assist with respect to such matters. Except as provided by ERISA Section 404(c) and the regulations thereunder, the Trustee shall have no fiduciary responsibility with respect to the selection of the Plan's investment options, and neither the Parent Company, any Employer, the Trustee, nor any other fiduciary with respect to the Plan shall have any liability in connection with any losses that are the direct and necessary result of the investment choices made by Participants. The Trustee's only responsibility shall be with respect to the individual investments of any investment options that are offered and operated by the Trustee and made available for Participant investments under the Plan, and which are not controlled by an independent investment manager. The only responsibility of the Parent Company shall be to review periodically, in its capacity as Plan Administrator, the performance of the investment options made available under the Plan and to change the available options offered when appropriate.

         Section 4.02  Valuations.

         (a) Frequency of Valuations. The Plan Administrator shall direct the Trustee to value the Fund, or the applicable portion of the Fund, at least quarterly on regular Accounting Dates specified by the Plan Administrator. The valuation may be solely for the purpose of effecting a distribution from the Plan.

         (b) Valuation at Fair Market Value. All assets shall be valued by the Trustee on the basis of fair market value.

         (c) Adjustment for Earnings, Gains and Losses. Except as provided in Section 3.06(g), or in an Appendix to the Plan, each Participant's Account shall be adjusted as of each Accounting Date for earnings, gains and losses on the investments of that Account, with such adjustment being determined by an allocation of aggregate earnings, gains, and losses of the respective funds in proportion to the value of each Participant's Account invested in each fund as of the immediately preceding Accounting Date, but taking into account, in a manner determined to be equitable by the Trustee (with the consent of the Plan Administrator), any contributions to or distributions from Accounts since the immediately preceding Accounting Date.

         (d) Allocation of Contributions. Finally, after the valuation and adjustment procedures of paragraphs (b) and (c) of this Section, contributions made since the last Accounting Date shall be allocated to the respective Accounts of Participants in accordance with the procedures specified in Article 3.

         Section 4.03 Annual Statements of Value of Participants' Accounts. The Plan Administrator shall, not less frequently than annually, deliver to each Participant a statement setting forth the value of the Participant's Account, including a breakdown of the various sub-accounts.


                                   ARTICLE 5

                RETIREMENT AND OTHER TERMINATION OF EMPLOYMENT


         Section 5.01 Retirement. A Participant who attains age 65 may retire as of the first day of the month coincident with or following his attainment of such age, which day shall be called the Participant's Normal Retirement Date. A Participant (a) who attains age 55 and (b) who has completed 10 or more Years of Service, may retire as of the first day of the month coincident with or following his satisfaction of these requirements, which day shall be called the Participant's Early Retirement Date. A Participant may remain actively employed by the Employer after his Normal or Early Retirement Date, subject to any written mandatory retirement policy of the Employer. A Participant who continues to be actively employed by the Employer after his Normal or Early Retirement Date shall continue to be a Participant in the Plan as long as he remains so employed by the Employer, and he may retire, or may be retired in accordance with any such written mandatory retirement policy of the Employer. A Participant who retires under this Section shall be entitled to distribution of his Account balance at the time and in the manner provided by Article 6.

         Section 5.02 Disability. A Participant who is determined by the Plan Administrator to be under a total and permanent disability shall be considered to have taken a disability retirement as of the first day of the month following the month in which the Plan Administrator so determines that the total and permanent disability began. Total and permanent disability means a physical or mental condition of a Participant resulting from bodily injury, disease or mental disorder which renders him incapable of continuing his usual and customary employment with the Employer and which has existed for at least 18 consecutive months. The total and permanent disability of a Participant shall be determined by a licensed physician chosen by the Plan Administrator. The Plan Administrator may require the Participant to submit to medical examinations for the purpose of verifying his total and permanent disability. Standards for the determination of disability shall be uniformly applied to all Participants. A Participant who becomes totally and permanently disabled as provided in this Section shall be entitled to distribution of his Account balance at the time and in the manner provided by Article 6. In the event of any such distribution before-tax Employee contributions by the disabled Participant shall cease.

         Section 5.03 Death. In the event of a Participant's death prior to his termination of employment with the Employer, the entire balance of such Participant's Account shall become payable to the Participant's Beneficiary as designated to the Plan Administrator. Every Participant's designation shall specify the share to be received by each Beneficiary and shall indicate how any remaining balance is to be paid in the event of the death of the designated Beneficiary or Beneficiaries. Such designation of a Beneficiary may be changed from time to time by the Participant by filing a new designation with the Plan Administrator. If any Participant shall fail to designate a Beneficiary, or if all Beneficiaries predecease the Participant, any balance in the Account shall be paid to the Participant's surviving spouse, or if the surviving spouse does not survive, then to the Participant's estate. If a Beneficiary survives the Participant but fails to collect all amounts payable on behalf of the Beneficiary from the Participant's Account, the balance shall be paid to the Beneficiary's estate, unless specified otherwise by the Participant in his Beneficiary designation. A Participant's designation of Beneficiary shall be made on a form prescribed by, provided by, and filed with the Plan Administrator. In any case where the Participant is married and has designated a primary Beneficiary other than the Participant's spouse, the Participant's spouse must sign the designation form which either (a) must designate a specific beneficiary that cannot be changed without subsequent spousal consent, or
(b) must expressly permit subsequent designations by the Participant without any requirement of further consent by the spouse. In each case, the spouse's written consent must acknowledge the effect of the Participant's designation of a beneficiary other than the spouse, and the spouse's signature must be witnessed by a notary public. Distribution of the Participant's Account balance to his Beneficiary shall be made at the time and in the manner provided by Article 6.

         Section 5.04 Termination of Employment prior to Retirement, Disability or Death. A Participant who terminates employment with the Employer, and who is not entitled to distribution of his nonforfeitable Account balance under any previous Section of this Article 5, shall be entitled to distribution of such balance at the time and in the manner provided by Article 6.


                                   ARTICLE 6

                                 DISTRIBUTIONS


         Section 6.01 Distribution upon Retirement, Disability, Death or Other Termination of Employment.

         (a) Time and Manner of Distribution. Following a Participant's retirement, disability, death, or other termination of employment, there shall be distributed to the Participant, or to his Beneficiary in the case of death, the Participant's nonforfeitable Account balance as of the Accounting Date coinciding with or immediately following the date of such separation from employment, plus any net earnings or losses or other amounts credited to his Account subsequent to such Accounting Date, in a lump sum, to be distributed as soon as practicable after such separation from employment and after such Accounting Date. Notwithstanding the foregoing, a Participant who has separated from employment prior to his Normal Retirement Age, and whose nonforfeitable Account balance exceeds $3,500, may elect, pursuant to rules established by the Plan Administrator, to defer such lump sum distribution to any subsequent date, subject to all other applicable rules of the Plan. The entire nonforfeitable Account balance of any terminated, disabled, deceased or retired Participant shall be invested by the Trustee, effective as of the date on which the Participant or Beneficiary would actually have received a distribution of the Account had an election to receive a distribution been made when first offered. Thereafter, the Participant shall have no further right to direct the investment of any portion of his Account unless he is reemployed by the Employer. The Accounting Date for determining the amount of any such deferred lump sum distribution shall be the Accounting Date which immediately precedes the date of the distribution elected by the Participant. An election to defer a distribution shall be irrevocable except to the extent that the Plan Administrator shall determine otherwise pursuant to uniform rules. If a Participant (or Beneficiary) entitled to receive a distribution under this Section 6.01 should die prior to the time he has received the full distribution to which he is entitled, then the nonforfeitable amount credited to his Account as of the Accounting Date coincident with or immediately following his date of death shall be distributed to the deceased Participant's Beneficiary, after consultation with the Beneficiary (or to the estate of the Beneficiary in the case of the Beneficiary's death). The forfeitable portion of the terminated Participant's Account, if any, shall be forfeited and returned to the Fund at the time and in the manner prescribed under the applicable service rules in Article 7. Any distribution may be made in cash or in stock of the Employer (to the extent the Participant's Account is invested in stock of the Employer at the time of distribution), or partly in each, at the discretion of the recipient.

         (b) Restrictions. Distributions under this Article 6 shall be subject to the following restrictions where applicable:

                 (1) Each Participant's Account balance must be distributed to him in full no later than the April 1 following the later of (A) the calendar year in which he attains age 70-1/2, or
         (B) for calendar years prior to 1989 in the case of a Participant other than one who is a 5-Percent Owner for any Plan Year ending in or after the calendar year in which he attains age 66-1/2, the calendar year in which he retires.

                 (2) If the Participant has begun to receive his distribution but dies before his entire Account balance has been distributed, the remaining amount shall be distributed to the Participant's designated Beneficiary in a single lump sum payment.

                 (3) If a Participant dies before distribution of his Account balance, or if the Participant's surviving spouse dies before distribution of the Account balance has been made to such surviving spouse, then the entire nonforfeitable Account balance must be distributed to the Participant's designated Beneficiary within five years of the Participant's death (or the death of his surviving spouse), except that where the Beneficiary is the Participant's surviving spouse, the required distribution date need not be earlier than the date the Participant would have attained age 70-1/2.

                 (4) Notwithstanding (1), (2) or (3) above or any other provision of the Plan to the contrary, in no event shall distribution of a Participant's Account be made later than the 60th day after the close of the Plan Year in which occurs the latest of the following events: (A) the date on which the Participant attains age 65, (B) the date which is the 10th anniversary of the day the Participant commenced participation in the Plan, (C) the date the Participant terminates employment with the Employer, or (D) the date specified by the Participant in his election made pursuant to this
         Section 6.01.

                 (5) As provided in Code Section 401(k) and applicable regulations thereunder, in no event shall any distribution from a Participant's Account, other than a distribution under Section 6.02 or 6.03, be made earlier than: (A) the Participant's retirement, death, disability, separation from service, or attainment of age 59-1/2; (B) the termination of the Plan pursuant to Section 10.02 without establishment of a successor plan; (C) the date of sale by the Employer of substantially all of its assets to a corporation in whose employment the Participant continues; or (D) the date of sale by the Employer of a subsidiary in whose employment the Participant continues.

                 (6) The balance of any Participant's Account that is $3,500 or less shall be paid out in accordance with Section 6.01(a) as soon as practicable after the Participant's separation from employment, but in no event shall any Participant whose Account balance exceeds $3,500 (or at the time of any prior distribution exceeded $3,500) be required, without his written consent, to take a lump sum distribution of his Account prior to his attainment of Normal Retirement Age.

                 (7) In no event shall any provision of this Article 6 be construed so as to allow any Participant to create a death benefit which is more than incidental within the meaning of Income Tax Regulation Section 1.401(a) - 14(b)(3).

         Section 6.02  Withdrawals Due to Hardship.

         (a) Withdrawal Procedure. A Participant may apply for a distribution from his Account or any portion thereof because of a hardship (as defined in paragraph (b) below) by filing a written application with the Plan Administrator at least 30 days prior to the requested date of distribution. In the discretion of the Plan Administrator, the application may contain a requirement for consent to the distribution by the Participant's spouse. Notwithstanding, commencing from and after January 1, 1989, no hardship withdrawals may be made from a Participant's Employer Matching Contribution Account, and no hardship withdrawals may be made from the health care sub-account portion of the Participant's Employer Matching Contribution Account. The amount of a hardship distribution shall be limited to (1) the amount which the Plan Administrator determines is required to meet the immediate financial needs caused by the hardship, including the amount necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution, and (2) with respect to withdrawals from the Participant's Before-Tax Employee Contribution Account, the lesser of (A) the Participant's Before-Tax Contribution Account balance, including the accumulated earnings thereon, as of December 31, 1988, plus the cumulative total of the Participant's before-tax Employee contributions to the Plan after December 31, 1988, or (B) the Participant's current Before-Tax Employee Contribution Account balance. The Plan Administrator is authorized to limit the amount of a withdrawal until the valuation process is completed.

         (b) Hardship Definition. A hardship shall be considered to exist only if (1) the Participant has an immediate and heavy financial need for the funds, and (2) the hardship distribution requested is necessary to satisfy such financial need.

         (c) Financial Need. Requirement (1) of paragraph (b) shall be deemed satisfied where the requested distribution is on account of:

                 (1) Expenses for medical care described in Code Section 213(d) which are (A) previously incurred by the Participant, the Participant's spouse or any dependents of the Participant (as defined in Code Section 152) or necessary for these persons to obtain such medical care, and (B) not covered by any medical program provided by the Employer;

                 (2) The purchase (excluding mortgage payments) of a principal residence for the Participant;

                 (3) The payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his spouse, children, or dependents;

                 (4) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's residence; or

                 (5) Such other conditions that the Plan Administrator may, in its complete discretion, adopt from time to time in writing, following standards published by the Internal Revenue Service in revenue rulings, notices or other official documents of general applicability, and that the Plan Administrator finds, in the specific circumstances, justify an immediate and heavy financial need.

         Based upon all relevant facts and circumstances, requirement (1) of paragraph (b) may, in the Plan Administrator's discretion, generally be deemed satisfied where the requested distribution is on account of:

                 (1)     Funeral expenses of a family member; or

                 (2)     Federal, state or local tax liens.

         (d) Necessity. Requirement (2) of paragraph (b) shall be deemed satisfied where:

                 (1) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant;

                 (2) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under the Plan and all other plans maintained by the Employer;

                 (3) The Plan and all other plans maintained by the Employer provide that the Participant's elective before-tax contributions and after-tax contributions will be suspended for at least twelve months after receipt of the hardship distribution; and

                 (4) The Plan and all other plans maintained by the Employer provide that the Participant may not make elective before-tax contributions for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limits under Code Section 402(g) for such next taxable year less the amount of the Participant's elective before-tax contributions for the taxable year of the hardship distribution.

Requirement (2) of paragraph (b) also shall be deemed satisfied under any additional method that is prescribed by the Internal Revenue Service through the publication of revenue rulings, notices or other official documents of general applicability.

         Based upon all relevant facts and circumstances, requirement (2) of paragraph (b) may, in the Plan Administrator's discretion, generally be deemed satisfied if the Plan Administrator relies upon the Employee's representation that the need cannot be met by insurance, reasonable liquidation of his assets or those of his spouse and minor children (not itself creating a hardship), a cessation of before-tax and after-tax contributions, by other distributions or nontaxable loans from the Plan and other plans maintained by the Employer or by any other employer, or by borrowing from commercial sources on reasonable commercial terms.

         (e) Determination of Hardship. A Participant's request for a hardship distribution shall be accompanied or supplemented by such written evidence of hardship as the Plan Administrator may reasonably request. The Plan Administrator, in its discretion, may grant a request for a hardship distribution and may direct the Trustee to permit such Participant to make a withdrawal if, in its discretion, the Plan Administrator finds that a condition of hardship as defined in paragraph (b) above exists. In making its determinations, the Plan Administrator shall adopt and follow uniform and non-discriminatory rules and its decisions shall be final and binding.

         (f) Limitation. Except as limited by subparagraph (a)(1) above, in no event shall a hardship distribution of less than $500 or 100 percent of the Participant's Account that is subject to withdrawal, whichever is less, be permitted. Also, in no event may a Participant withdraw that part of his Account attributable to Employer contributions made on his behalf under the Plan within 24 months of the requested date of withdrawal, unless the Participant has completed five or more years of participation in the Plan.

         (g) Costs. Any withdrawal pursuant to this Section shall be subject to all costs of liquidating the Account, including but not limited to early withdrawal penalties, brokerage fees, market value adjustments, and similar charges.

         (h) Special Definition. For purposes of this Section, the term "Employer" shall include the Employer and each employer required to be aggregated with the Employer under Code Section 414(b), (c), (m) or (o).

         Section 6.03  Loans to Participants.

         (a)     General Rules.  In addition to the powers granted under
Article 9, the Plan Administrator shall have the power to direct the Trustee to make loans to Participants from their Accounts. Any application by a Participant to borrow money from his Account shall be made by written request to the Plan Administrator, on a form prescribed and provided by the Plan Administrator. In the discretion of the Plan Administrator, the application may contain a requirement for consent to the loan by the Participant's spouse. Notwithstanding, no loans may be made from the health care sub-account portion of the Participant's Employer Matching Contribution Account. If, after appropriate investigation, the Plan Administrator approves a loan application, the Plan Administrator shall direct the Trustee to withdraw from the Participant's Account and disburse to the Participant by check the amount requested and approved, but only upon the following terms and conditions:

                 (1) the loan shall be disbursed only in whole increments of $100, with a minimum loan of $2,000;

                 (2) the loan shall be evidenced by a promissory note which shall be in a form prescribed by the Plan Administrator;

                 (3) the loan shall be for a principal amount which, when added to the outstanding balance of any other loan or loans of the Participant from the Plan and from any other tax-qualified retirement plan of the Employer (including plans of other employers required to be aggregated with this Plan pursuant to Code Section 414(b), (c), (m), or (o)) does not exceed the lesser of (A) $50,000, reduced by the excess (if any) of the highest outstanding balance of the Participant's Plan loans during the one-year period ending on the day before the date on which the loan is to be made, over the outstanding balance of Plan loans on the date on which such loan is to be made, or (B) 50 percent of the nonforfeitable Account balance of the Participant;

                 (4) the loan shall bear a reasonable rate of interest, comparable to that being charged by local financial institutions on loans of a similar character;

                 (5) the loan shall be for a prescribed term of no longer than five years, unless the loan proceeds are to be applied to acquire a dwelling unit which, within a reasonable time, is to be used by the Participant as a principal residence, in which case the loan shall be for a term no longer than the lesser of (a) 15 years or (b) the term available on loans of a similar character from local financial institutions;

                 (6) the loan shall provide for specific terms of repayment, in substantially equal installments of principal and interest, made at least quarterly, which terms the Plan
         Administrator may request the Employer to implement by appropriate withholding from the Participant's regular salary or wages;

                 (7) the loan shall be secured, notwithstanding any other provision of the Plan to the contrary, by a pledge of not more than 50% of the Participant's Account balance as of the date of the loan, and if the Plan Administrator deems it appropriate, shall be secured by other collateral comparable to that customarily required by local financial institutions and by an irrevocable wage assignment if permitted by local law;

                 (8) the loan proceeds shall be disbursed to the Participant in accordance with procedures adopted by the Plan Administrator, after receipt by the Plan Administrator of the Participant's loan application, but in no event shall disbursement be required prior to the expiration of 30 days from such receipt;

                 (9) the loan shall be subject to the availability of cash in the Fund for making loans, the ability of the Trustee to liquidate prior investments directed by the Participant for his Account, and all costs of liquidating the Account to cash for purposes of making the loan; and



                 (10) no more than one loan may be outstanding to any one Participant at any time and no more than one loan may be applied for within any Plan Year.

All loans under the Plan shall be made strictly in accordance with the provisions of this Section and any additional rules which may be set forth by the Plan Administrator. Loans shall be available to all Participants on a reasonably equitable basis in a uniform and nondiscriminatory manner, although the Plan Administrator may make distinctions on the basis of the creditworthiness of the Participant, the liquidity of the Participant's Account and of the Fund at the time of receipt of the Participant's loan application, and such other factors as the Plan Administrator deems relevant in protecting the interests of all Participants in the Fund. For purposes of the allocation of earnings, gains and losses of the Fund and the determination of the balance of a Participant's Account on any Accounting Date under Article 4, a loan under this Section shall be treated as a nontaxable withdrawal from the Participant's Account, on the date the loan proceeds are disbursed, to the extent of the principal amount borrowed, and each payment on the loan shall be treated as a contribution to the Participant's Account, on the date received, to the extent such payment constitutes repaid principal. Interest paid by a Participant on any loan shall be credited directly to the Account of that Participant and shall not be considered part of the earnings of the Fund for purposes of computing earnings allocable among Participants' Accounts. Principal and interest payments on loans shall be invested pursuant to the Participant's investment direction made under Section 4.01 in accordance with procedures adopted by the Plan Administrator. Prior to the effective date of such direction, which need not correspond to the regular effective date of investment directions under Section 4.01, principal and interest payments shall be invested in interest bearing securities at the discretion of the Trustee.

         Section 6.04  In-Service Withdrawals.

         A Participant may withdraw up to 100 percent of the remaining balance, if any, of his after-tax contributions made on or before December 31, 1986 (to his After-Tax Employee Contribution Account under this Plan or to an after-tax contribution account under any plan merged with this Plan), provided that the plan to which such contributions were made (this Plan or a merged plan) permitted in-service withdrawals of such contributions on May 5, 1986, and that such contributions have been separately accounted for thereafter. Withdrawal may be made upon at least 30 days advance written notice to the Plan Administrator, but not more often than once in any six month period. In the discretion of the Plan Administrator, (1) the application may contain a requirement for consent to the withdrawal by the Participant's spouse and (2) the amount of any withdrawal may be restricted until the valuation process is completed and the percentage of the Participant's vested Account balance that may be withdrawn may be reduced if the value of that Account has declined since the previous Accounting Date or as otherwise necessary or appropriate to prevent a loss or potential loss to the Plan. After-tax contributions made after December 31, 1986 (under this Plan or a merged plan) and earnings on all after-tax contributions (under this Plan or a merged plan) may not be withdrawn prior to the Participant's termination of employment.

         Section 6.05  Direct Rollovers after 1992.

         (a) Application. This section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that otherwise would limit a distributee's election under the Plan, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

                 (1) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                 (2) the Participant, after receiving the notice, affirmatively elects a distribution.

         (b)     Definitions.

                 (1) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under
         Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                 (2) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                 (3) Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                 (4) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

                                   ARTICLE 7

                              SPECIAL PROVISIONS


         Section 7.01    Service Rules.

         (a) Hour of Service. (1) For purposes of the Plan, an "Hour of Service" means:

                 (A) each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer during the applicable period;

                 (B) each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed due to vacation, holiday, illness, incapacity, layoff, jury duty, or leave of absence; and

                 (C) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer.

                 (2) Notwithstanding (1) above, an Employee's Hours of Service shall not include:

                         (A) hours in excess of 501 Hours of Service under (1)(C) above with respect to periods described in
                 (1)(B) above, on account of any single continuous period during which the Employee performs no duties for the Employer, whether or not such period occurs in a single Plan Year or other computation period used under the Plan;

                         (B) hours for which the Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed, irrespective of whether the employment relationship has terminated, if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workmen's compensation, or unemployment compensation or disability insurance laws;

                         (C) hours for a period during which payments are made to the Employee solely to reimburse the Employee for medical or medically related expenses incurred by the Employee; and

                         (D) hours credited under (1)(C) above if such hours also are credited to the Employee under either (1)(A) or (1)(B) above.

                 (3) Any questions concerning the determination or crediting of Hours of Service shall be resolved in accordance with Sections 2530.200b-2(b) and (c) of the Department of Labor Rules and Regulations for Minimum Standards, which are incorporated by reference. Hours of Service shall be determined from records of the Employer for hours worked and for hours for which payment is made or due.

                 (4) In lieu of the foregoing, the Employer shall determine Hours of Service for Employees who are not paid on an hourly basis, or who do not work a fixed number of hours for any period of time, by crediting to an Employee 45 Hours of Service for each week for which the Employee would be credited with at least one Hour of Service under the regular definition for Hour of Service in paragraphs (1) to (3) of this Section. Provided, however, that use of this equivalency shall be subject to the special rules of Sections 2530.200b-3(e)(4) and (6) of the Department of Labor Rules and Regulations for Minimum Standards in the case of any payments to an Employee not made on the basis of units of time, and in the case of periods of time which extend into two computation periods under the Plan, respectively. Provided further, that Hours of Service shall not be determined under the above equivalency if such determination would result in discrimination prohibited under Code
         Section 401(a)(4).

                 (5) Solely for purposes of determining whether a Break in Service has occurred, there also shall be credited to an Employee, for any child-related absence, the Hours of Service which otherwise normally would have been credited to the Employee during the same period (or if such hours cannot be determined, then 8 Hours of Service per day during the absence), up to a maximum of 501 Hours of Service for any one child-related absence. Hours so granted shall be credited in the Plan Year in which the absence begins, but only if the hours are needed to prevent the Employee's Break in Service during such year; in all other cases, the hours shall be credited in the immediately following Plan Year. For purposes of this paragraph, "child-related absence" means an absence from work due to pregnancy of the Employee, birth of a child of the Employee, placement of a child with the Employee in connection with the child's adoption by the Employee, or caring for such child for a period beginning immediately following the birth or placement.

         (b) Year of Service. For purposes of the Plan, a Year of Service means, subject to the Break in Service rules in paragraph (d) of this Section and to the subsequent rules in this paragraph (b), each Plan Year in which an individual is credited with 1,000 or more Hours of Service with the Employer. Provided, however, that an individual's Years of Service also shall include Plan Years, measured on a 1,000 Hours of Service per Plan Year basis, during which such individual:


                 (1) was employed by the Employer in a category of employees excluded from the Plan;

                 (2) was employed by an employer which is a member of a controlled group of corporations [as defined in Code Section 1563(a) without regard to subsections (a)(4) and (e)(3)(C)] including the Employer, by an employer which is a trade or business under common control [as defined in Code Section 414(b) or (c)] with the Employer, or by an employer which is an affiliated service group [as defined in Code Section 414(m) (2) and (5)] including the Employer;

                 (3) was a leased employee [as defined in Code Section 414(n)(2)] who performed services for the Employer, to the extent provided by Code Section 414(n) and the regulations thereunder;

                 (4) was employed by a predecessor employer of the Employer, the plan of which predecessor is the Plan maintained by the Employer; and

                 (5) was employed by a predecessor employer of the Employer, even though the Plan is not the plan maintained by the predecessoremployer, but only if service with such predecessor employer is required to be included in the individual's Years of Service by regulations under Code Section 414(a)(2).

         (c) Break in Service. For purposes of the Plan, a Break in Service means a Plan Year in which an Employee fails to complete more than 500 Hours of Service. As provided in section 104(a)(2) of the Family and Medical Leave Act of 1993 and the regulations thereunder (29 CFR 825.215(d)(4)), an Employee shall not incur a Break in Service solely because of any period of leave to which the Employee was entitled under the Family and Medical Leave Act of 1993.

         (d)     Effects of Separation from Employment.

                 (1) Participation. (A) An Employee who separates from employment, but who returns before incurring a Break in Service, shall not have his eligibility for continued participation affected, or if he has not satisfied the Plan's eligibility requirements as of his date of separation, the determination of when he has satisfied such requirements and the date on which he is to commence participation shall not be affected; provided, in the case of a Participant whose participation in the Plan has terminated during the period of his separation, due to a distribution of the entire nonforfeitable balance of his Account, participation shall resume on the first date he is credited with an Hour of Service following the separation. (B) If an Employee who incurs a Break in Service was not a Participant in the Plan prior to the break, or if his participation in the Plan has terminated pursuant to Article 2, participation shall commence or resume, as the case may be, on the first date that the Employee is credited with an Hour of Service following the Break in Service, provided that the Employee then meets the eligibility requirements of Article 2; otherwise, participation shall commence or resume, as the case may be, as if the individual were a new Employee. An Employee whose participation does not terminate pursuant to the Plan shall continue as a Participant in the Plan during and after a Break in Service.

                 (2) Years of Service. An Employee shall not lose Years of Service credit in any of the following situations:

                         (A) the Employee temporarily separates from employment but returns before incurring a Break in Service;

                         (B) the Employee incurs a Break in Service but the break is not accompanied by an actual separation from employment;

                         (C) the Employee incurs a Break in Service but at the time had a nonforfeitable right to part or all of the portion of his Account attributable to Employer contributions;

                         (D)      the Employee incurs fewer than five
                 consecutive one-year Breaks in Service; or

                         (E) the number of consecutive one-year Breaks in Service incurred by the Employee is less than his number of Years of Service prior to the break (without regard to Years of Service disregarded by the rule immediately below).

         Years of Service prior to a Break in Service shall be disregarded only if the Employee had no nonforfeitable right to the portion of his Account attributable to Employer contributions and his number of consecutive one-year Breaks in Service equals or exceeds the greater of five years or the Employee's number of Years of Service at the time of the break (not taking into account any Years of Service disregarded under a previous application of this rule).

                 (3) Forfeitures. Except as otherwise provided in an Appendix to the Plan, the forfeitable portion of a Participant's Account, if any, shall be forfeited and returned to the Fund (and used to reduce Employer matching contributions, as provided in
         Section 3.03, or restore prior forfeitures, as provided below) in accordance with the rules of this paragraph.


                         (A) If the nonforfeitable balance of the Participant's Account is distributed in a single lump sum payment no later than the close of the Plan Year following the Plan Year in which participation in the Plan terminates, the forfeiture shall occur as of the Accounting Date the Account is valued for distribution pursuant to Article 6.

                         (B) If the nonforfeitable balance of the Participant's Account exceeds $3,500, and if the Participant does not consent to payment of this amount prior to his attainment of Normal Retirement Age, or in any case not covered in (A), the forfeiture shall occur as of the last day of the Plan Year in which the Participant incurs his fifth consecutive one-year Break in Service.

         Any amount previously forfeited from a Participant's Account, pursuant to (A) above, shall be restored in full to that Participant's Account as of the last day of the first Plan Year (after the Participant's Break in Service or separation from employment) in which he is credited with sufficient Hours of Service so as not to incur a Break in Service. Provided, that no forfeiture shall be restored to the Account of a Participant who has incurred five or more consecutive one-year Breaks in Service or who fails to make repayment of his prior distribution made pursuant to the rules above. Any amount so restored shall be derived first from forfeitures for that year and then from Employer contributions for the year or, if necessary, succeeding years.

                 (4) Repayments. A Participant who has received a distribution of less than the full balance of his Account, and who returns to employment covered by the Plan prior to incurring five consecutive one-year Breaks in Service, may elect to repay to the Fund the full amount distributed, provided that such repayment is made prior to the last day of the Plan Year in which he incurs the fifth consecutive one-year Break in Service after resuming employment. Any amount so repaid shall be aggregated in the Participant's Account with any forfeiture restored pursuant to paragraph (3) above.

                 (5) Nonforfeitable Percentage. Except in the case of a Participant (A) whose nonforfeitable percentage was 100% pursuant to
         Article 6, (B) who had no prior Account balance, or (C) who had a prior Account balance that was disbursed and who now is not entitled to make a repayment or to have a previous forfeiture restored, there shall be created, for each Participant who incurs a Break in Service or who receives a distribution (regardless of a Break in Service), two sub-accounts within his Account. These sub-accounts shall separate any additions to the Account made after the Break in Service (or after the distribution) from the previous balance. The Participant's nonforfeitable percentage shall be determined separately for these sub-accounts, in accordance with the following rules:

         (i) Years of Service earned by the Participant subsequent to any Breaks in Service of less than five consecutive years shall be credited for purposes of determining the nonforfeitable percentage of the Participant's pre-Break sub-account;

         (ii) Years of Service earned by the Participant subsequent to any five consecutive one-year Breaks in Service shall be disregarded for purposes of determining the nonforfeitable percentage of the Participant's pre-Break subaccount;

         (iii) Years of Service earned by the Participant subsequent to the Break in Service, plus any Years of Service earned prior to the Break in Service which are retained pursuant to paragraph (2) above, shall be used for purposes of determining the nonforfeitable percentage of the Participant's post-Break sub-account; and

         (iv) Until a Participant entitled to make a repayment pursuant to paragraph (4) above makes the full repayment, or in any case for a Participant who fails or is ineligible to make a repayment, the Participant's nonforfeitable interest in his pre-Break sub- account (or initial sub-account, where there has been a distribution but no Break in Service) shall be equal to an amount, V, determined by the formula:

                         V = P[AB + D] - D, where:

                         P is the Participant's nonforfeitable percentage as otherwise determined under the Plan at the relevant time,

                         AB is the Participant's pre-Break (or initial) sub-account balance at the relevant time,

                         D is the amount of the distribution which was made to the Participant, and the relevant time is the time at which the Participant's nonforfeitable percentage in his Account cannot increase.

         Section 7.02  Transfers.

         (a) Within Employer. As provided in Article 2, union Employees are excluded from participation in the Plan and non-salaried Employees are excluded from the Plan for Plan Years prior to 1995. The following provisions of this subsection apply to Plan Years beginning on or after January 1, 1995; transfers within the Employer for prior years are governed by the terms of the Plan in effect for those years. An Employee who is transferred from union employment to non-union employment may become a Participant, provided that the Employee meets the other requirements for participation under Section 2.01 or 2.03, whichever applies. As and to the extent provided in Section 2.03, 7.01(a) or any other applicable provision of the Plan, service in union employment shall be credited for purposes of determining whether the eligibility requirements have been satisfied. Participation shall commence after the Employee meets the requirements for participation specified in Article 2 on the applicable entry date specified in Article 2 or, as determined by the Parent Company, on the date of employment transfer. In no event though, shall the Employee's compensation while employed on a union basis be used in determining his allocations in any Plan Year under Article 3. In the case of a transfer of a Participant from non-union to union employment, his Account shall be valued and frozen (except for allocation of subsequent earnings, gains, and losses) as of the last day of the Plan Year in which his employment status changes, he will continue to be credited with service following the transfer for purposes of computing the vested percentage of his Account as and to the extent provided under the Plan, but he shall not be entitled to any distribution of his Account under Article 6 until his date of retirement, disability, death, or other termination of employment with the Employer, after which date distribution may be made in accordance with the provisions of the Plan as they would otherwise apply to an Employee or his Beneficiary. An Employee who transfers from salaried status to hourly status, or vice versa, shall be eligible to participate in the Plan in accordance with Section 2.01 or 2.03, as the case may be. A Participant who transfers from salaried status to hourly status, or vice versa, shall not cease to participate in the Plan by virtue of the transfer.

         (b)     Between Related Corporations.

                 (1) Any subsidiary or affiliate, direct or indirect, of the Parent Company, with the approval of the Parent Company and, if different, the Plan Administrator, and by resolution of such subsidiary's or affiliate's board of directors, may adopt the Plan and the trust(s) created under the Plan. From and after the date when it shall have become a party to this Plan and the trust(s), any such subsidiary shall, for all purposes of the Plan and trust(s), be included within the meaning of the term "Employer," except as the Parent Company and/or the Plan Administrator and such subsidiary or affiliate shall otherwise agree, and shall be listed in Exhibit 1. Special terms of the Plan, as they shall be applied to the employees of such adopting employer, shall be set forth in an Appendix attached to and made part of the Plan. The Appendix shall set forth only special provisions relating to such employees, and any other pertinent information or specifications which would facilitate the effective operation of the Plan with respect to such employees. All other provisions of the Plan, if not specifically addressed in such Appendix, shall apply to the employees of the adopting subsidiary or affiliate.

                 (2) Employees from time to time may transfer or may be transferred to subsidiaries of the Parent Company or may transfer or be transferred from such subsidiaries. Such Employees are referred to herein as "transferred Employees." The status of any such transferred Employee under this Plan as adopted by any such subsidiary pursuant to paragraph (b)(1) of this Section shall be determined in accordance with the following rules:

                         (A) A transferred Employee, if otherwise eligible, shall become a Participant in the plan (including this Plan), if any, of the entity to which he is transferred, on the later of the date of his transfer or the date he would have become a Participant in the plan (including this Plan) of the entity from which he is transferred if no transfer had occurred. A transferred Employee's participation in any plan shall cease, and his Account in any plan shall be distributed, only upon occurrence of the events prescribed in such plan, but considering for such purpose that the Employer and all related corporations are a single entity.

                         (B) A transferred Employee shall be considered as employed on the last day of the Plan Year if he is employed as of such date by the Parent Company or by any subsidiary of the Parent Company.

                         (C)  Provided, however, that for purposes of
                 determining the amount of any allocation under Article 3 of this Plan or any other plan adopted by any subsidiary, a transferred Employee's Account balance shall be limited to his Account balance in the particular plan and his Base Salary or Compensation shall be restricted to the Base Salary or Compensation for the Plan Year from the Parent Company or the subsidiary, as the case may be, under whose plan the allocation is being made.

                         (D)  In no event shall any of the foregoing
                 provisions be interpreted in such a way as to result in the duplication of contributions or benefits for any transferred Employee under this Plan and any other plan adopted by a subsidiary of the Parent Company.


         Section 7.03  Limitations on Annual Allocations to Accounts.

         (a) Single Plan. Notwithstanding any provision of the Plan to the contrary, the total additions made to the Account of any Participant in any limitation year shall not exceed the lesser of:

                  (i) $30,000 (or, if greater, 25 percent of the dollar limitation under Code Section 415(b)(1)(A)), or

                  (ii) 25 percent of the Participant's compensation for such limitation year,

except that such $30,000 limitation shall be adjusted automatically, without the necessity of a specific Plan amendment, whenever the Secretary of the Treasury increases this dollar limitation to reflect cost-of-living adjustments in accordance with Code Section 415(d) and the regulations thereunder.

         (b) Special Definitions. For purposes of this Section, the following terms have the meanings indicated:


         (1) "total additions" means, with respect to each limitation year, the sum of:

                         (A)      Employer contributions; and

                         (B) forfeitures (if any), allocated as Employer contributions to the Participant's Account; plus, if the Plan allowed and if the Participant made any employee contributions,

                         (C) for limitation years ending before January 1, 1987, the lesser of --

                                   (i)    one-half of the Participant's
                                          employee contributions made for the
                                          limitation year, or

                                   (ii)   the amount of the Participant's
                                          employee contributions made for the
                                          limitation year in excess of 6
                                          percent of his compensation for
                                          such limitation year; and

                         (D) for limitation years beginning after December 31, 1986, the total of the Participant's employee contributions for the limitation year; and

                         (E) in addition, the following amounts shall be treated as annual additions to a defined contribution plan of the Employer -- amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section 415(1)(1), which is part of a defined benefit plan maintained by the Employer, and amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to postretirement medical benefits allocated to the separate account of a key employee, as defined in Code Section 419A(d)(3), under a welfare benefit fund, as defined in Code
                 Section 419(e), maintained by the Employer.

                 (2) "limitation year" means the twelve month period beginning each January 1 and ending on the following December 31.

                 (3) "compensation" means, as provided in Code Section 415(c)(3) and regulations issued thereunder, and with respect to each limitation year, a Participant's total wages, salary, bonuses, overtime, commissions and other amounts received for services rendered in the course of employment for the Employer, including amounts received from accident or health insurance for personal injuries or sickness to the extent includible in the Participant's gross income, amounts received as disability payments whether or not includible in the Participant's gross income, amounts paid or reimbursed by the Employer for moving expenses to the extent not deductible by the Participant, and amounts includible in the Participant's gross income for making an election on the transfer of property in connection with the performance of services. Items not includible in compensation include Employer contributions under this Plan or made to any other deferred compensation plan on behalf of the Participant if the contributions are not includible in the Participant's gross income before application of the Code Section 415 limits (i.e., contributions to a cafeteria plan under Code
         Section 125, to a qualified cash or deferred arrangement under Code
         Section 402(e)(3), or to a simplified employee pension under Code
         Section 402(h)(1)(B)), amounts realized from the Participant's exercise of a non-qualified stock option or from the Participant's transfer of stock acquired under a qualified stock option, contributions made by the employer (whether or not under a salary reduction agreement) toward the purchase of a Code Section 403(b) annuity (whether or not the contributions are excludable from the employee's gross income), and premiums paid by the Employer on behalf of the Participant for group term life insurance to the extent not includible in the Participant's gross income.

                 (4) "employee contributions" means after-tax amounts contributed to the Plan by the Participant pursuant to Section 3.04, and excludes rollover contributions made pursuant to Section 3.05 and before-tax contributions made pursuant to Section 3.02.

                 (5) "Employer contributions" means amounts contributed to the Plan by the Employer pursuant to Section 3.03 and before-tax amounts contributed on behalf of Participants pursuant to Section 3.02.

The limitation in (a)(i) above shall be prorated for any short limitation year in accordance with the regulations under Code Section 415.

         (c) Defined Benefit Plan also Maintained by the Employer. In the event that the Employer maintains a defined benefit plan, as defined by
Section 3(35) of ERISA, in addition to this Plan, the otherwise permissible total additions for any limitation year as determined under paragraph (a) above, for any Participant who is also a participant in such defined benefit plan, may be reduced further so that the sum of the defined benefit plan fraction and the defined contribution plan fraction for any limitation year does not exceed 1.0. For purposes of this paragraph, the following terms have the meanings indicated:

                 (1) "defined benefit plan fraction" for any limitation year means a fraction,

                         (A) the numerator of which is the projected annual benefit of the Participant under the defined benefit plan (determined as of the close of the limitation year), and

                         (B)      the denominator of which, for each
                 limitation year is the lesser of -

                                   (i)    the product of 1.25 multiplied by
                                          the dollar limitation on benefits
                                          under Code Section 415 in effect
                                          for such year, or

                                   (ii)   the product of 1.40 multiplied by
                                          the percentage limitation on
                                          benefits under Code Section 415 for
                                          such year.

                 (2) "defined contribution plan fraction" for any limitation year means a fraction,


                         (A) the numerator of which is the sum of the total additions to the Participant's Account for all years of his participation under this Plan as of the close of the limitation year, and

                         (B)      the denominator of which, for each
                 limitation year is the sum of the lesser of the following amounts for such year and for all prior years of the Participant's employment with the Employer (without regard to whether the Plan was in existence during all such years)
                 -

                  (i) the product of 1.25 multiplied by the applicable dollar limitation on additions in effect under part
                         (a)(1) of this Section for such year, or

                  (ii) the product of 1.40 multiplied by the percentage limitation on additions under part (a)(2) of this Section for such year.

For purposes of this part (c)(2) only, the limitation on annual additions for the limitation year ending with or within calendar year 1975 and each prior limitation year shall be deemed to be the lesser of (aa) $25,000 or
(bb) 25 percent of the Participant's compensation for the respective limitation year.

         (d) Multiple Plans. In the event that the Employer maintains one or more other defined contribution plans, as defined by Section 3(34) of ERISA, in addition to this Plan, or more than one defined benefit plan, as defined by Section 3(35) of ERISA, and any such plan covers one or more Participants in this Plan, then the limitations of paragraphs (a), (b), and
(c) above shall be applied by treating all defined contribution plans, including this Plan, as a single defined contribution plan, and all defined benefit plans as one defined benefit plan.

         (e) Multiple Employers. In the event that the Employer is a member of a group of employers constituting (1) a controlled group of corporations (within the meaning of Code Section 414(b) as modified by Section 415(h)), (2) trades or businesses, whether or not incorporated, under common control (within the meaning of Code Section 414(c) as modified by Section 415(h)), or (3) an affiliated service group (as defined in Code
Section 414(m)), and any other member of such group maintains a plan or plans covering one or more Participants in this Plan, then the limitations of paragraphs (a), (b), and (c) above, and the aggregation rules of paragraph (d) above, shall be applied by treating all the plans of such other employers as plans maintained by the Employer.

         (f) Employee Leasing. In the event the Employer is provided with services by leased employees (within the meaning of Code Section 414(n)), then for purposes of this Section, the leased employees shall be treated as Participants in the Plan and contributions or benefits provided by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer. Notwithstanding this provision, leased employees shall be eligible to participate in the Plan only to the extent necessary to maintain the tax-qualified status of the Plan under Code Section 401(a).

         (g) Remedying Excess Total Additions. If for any limitation year, as a result of the allocation for forfeitures, a reasonable error in estimating a Participant's annual compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Code
Section 402(g)(3)) that may be made with respect to any individual under the limits of Code Section 415, or on account of other limited facts and circumstances that the Commissioner of Internal Revenue finds to justify the availability of the rules set forth in this paragraph (g), the total additions to a Participant's Account exceed the applicable limitation as determined under the foregoing paragraphs of this Section, then: (a) first, the excess attributable to before-tax Employee contributions and/or to after-tax Employee Contributions (including any allocable earnings) shall be distributed to the affected Employees, as provided for in Income Tax Regulation 1.415-6(b)(6)(iv); and (b) second, following the adjustment in clause (a) immediately above, any excess attributable to Employer contributions (including any allocable earnings) shall be held in a special suspense account to be allocated to eligible Participants in the succeeding limitation year or years; provided, however, that (1) no Employer contributions and no Employee (but before-tax Employee contributions shall be continued), (2) no investment gains and losses and other income shall be allocated to the special suspense account, (3) the amounts in the suspense account shall be allocated as soon as possible without violating the limitations of this Section, and (4) the health care portion of the Employer Matching Contribution Account shall be reduced only if necessary and only after reduction of additions due to other Employer contribution amounts.

         (h) Additional Adjustments. The Employer shall have the right to make any other adjustments to the Account of any Participant, or to the total additions to any such Account, or to the Participant's accrued benefit under any defined benefit plan or plans maintained by the Employer, which may be required in order to prevent disqualification under Code Section 415 of the Plan or any other plan maintained by the Employer. Where adjustments are required, such adjustments will be made first in the contributions under this Plan. Any such adjustments shall reduce the health care portion of the Employer Matching Contribution Account only if necessary and only after reduction of additions due to other Employer contribution amounts.

         (i) Notice to Participants. The Employer shall advise affected Participants of any adjustments to their Accounts required by the limitations under this Section.

         Section 7.04  Premature Distributions.

         To the extent that it is includable in income, any distribution made to a Participant prior to his attainment of age 59-1/2 shall be subject to the 10 percent penalty tax unless an exception to such penalty tax applies, as provided in Code Section 72(t) and Income Tax Regulations or other official guidance thereunder.

         Section 7.05  Top-Heavy Plan Rules.

         (a) General Rule. If, for any Plan Year beginning after December 31, 1983, the Plan is a top-heavy plan as determined under paragraph (b), then the requirements in paragraph (c) shall apply to the extent indicated by that paragraph. For purposes of this Section, the term "Employer" shall include any member of a group of employers constituting (1) a controlled group of corporations [within the meaning of Code Section 414(b) as modified by Code Section 415(h)], (2) trades or businesses, whether or not incorporated, under common control [within the meaning of Code Section 414(c) as modified by Code Section 415(h)], or (3) an affiliated service group [as defined in Code Section 414(m)].

         (b) Top-Heavy Test. The Plan's status as a top-heavy plan for any Plan Year shall be determined in accordance with the following five step procedure:

                 (1) Required Plan Aggregation. First, there shall be aggregated with this Plan (A) each plan of the Employer in which a key employee is a participant and (B) each other plan of the Employer which enables a plan described in (A) to meet the requirements of Code Section 401(a)(4) or Code Section 410.

                 (2) Key Employee Sum. Second, there shall be computed, as of the determination date, the sum of the account balances of all key employees under all defined contribution plans, including this Plan, required to be aggregated under (1), and the present values of the cumulative accrued benefits of all key employees under all defined benefit plans required to be aggregated under (1). For purposes of this computation, account balance means the account balance as of the most recent valuation date occurring within a 12-month period ending on the determination date, plus an adjustment for contributions due as of the determination date. In the case of a profit sharing plan or other plan not subject to the minimum funding requirements of Code Section 412, the adjustment is the amount of any contributions actually made after the valuation date but on or before the determination date, except that in the first plan year, the adjustment shall include any contributions made after the determination date that are allocated as of a date within the first plan year. In the case of a money purchase pension plan or other plan subject to the minimum funding requirements of Code
         Section 412, the adjustment is the amount of any contributions that would be allocated as of a date not later than the determination date, even though such amount is not yet required to be contributed, plus the amount of any contribution actually made (or due to be made) after the valuation date but before the expiration of the extended payment period under Code Section 412(c)(10). Also for purposes of this computation, the present value of a cumulative accrued benefit shall be determined as of the most recent valuation date occurring within a 12-month period ending on the determination date with the accrued benefit for a current participant determined as if the individual had terminated employment as of such valuation date, except that in the first plan year of a defined benefit plan, the accrued benefit of a current participant must be determined as if the individual had terminated employment as of the last day of the plan year. Finally, for purposes of this computation: (A) there shall be included in the sum any distributions (other than rollover amounts or plan-to-plan transfers not initiated by the employee or made to another plan maintained by the Employer) made to an employee from this Plan, from another plan required to be aggregated under
         (1), or from a terminated plan which, if it had not been terminated, would have been required to be aggregated under (1), within the five year period ending on the determination date; (B) there shall be excluded from the sum any rollover contribution and any plan-to-plan transfer initiated by the employee and accepted after December 31, 1983 by this Plan, or by any other plan required to be aggregated under (1), from a plan other than one maintained by the Employer;
         (C) there shall be excluded from the sum the account balance and present value of the accrued benefit of any employee who formerly was a key employee but who is not a key employee for the year ending on the determination date; (D) there shall be excluded from the sum any amounts attributable to tax deductible employee contributions made pursuant to Code Section 219; and (E) there shall be excluded from the sum the account balance and the present value of the accrued benefit of any individual who has not performed any service for the Employer at any time during the five year period ending on the determination date; and the accrued benefit of each non-key employee shall be determined under the method used for accrual purposes under all plans of the Employer or, if there is no such method, as if the benefit accrued under the slowest accrual rate permitted under Code Section 411(b)(1)(C).

                 (3) All Employee Sum. Third, under the same procedures as set forth in (2) above, including the special rules in (A), (B),
         (C), (D), and (E), there shall be computed the sum of account balances and present values of accrued benefits for all employees.

                 (4) Top-Heavy Test Fraction. Fourth, the sum computed in (2) shall be divided by the sum computed in (3), and if the resulting fraction is 0.60 or less, neither the Plan nor any plan required to be aggregated under (1) is a top-heavy plan for the Plan Year. If the fraction is greater than 0.60, both the Plan and any plan required to be aggregated under (1) are top-heavy plans for the Plan Year, unless after the permissive plan aggregation described in
         (5) below, the recomputed fraction is 0.60 or less.

                 (5) Permissive Plan Aggregation. At the election of the Plan Administrator, plans of the Employer, other than those required to be aggregated under (1), but which provide contributions or benefits comparable to this Plan, may be aggregated with this Plan and the plans required to be aggregated under (1), provided that such aggregated group would meet the requirements of Code Sections 401(a)(4) and 410. Steps (2) through (4) above may then be repeated, based on this permissively aggregated group, and if the top-heavy test fraction computed in step (4) is 0.60 or less for this group, then neither the Plan nor any plan required to be aggregated under (1) is a top-heavy plan for the Plan Year; however, if the top-heavy test fraction computed in step (4) is still greater than 0.60, both the Plan and any plan required to be aggregated under (1) will be top-heavy plans for the Plan Year, but no plan which is permissively aggregated under this step (5) will be deemed top-heavy for such reason.

         (c) Superseding Rules. For each Plan Year that the Plan is a top-heavy plan, the requirements in (1) and (2) below shall supersede any other provisions of the Plan which otherwise would apply for that Plan Year. For any Plan Year that the Plan is a top-heavy plan, the vesting schedule in
(3) below shall supersede the Plan's regular vesting schedule, but only to the extent it provides a greater vested percentage for any level of Years of Service than the Plan's regular vesting schedule, and only with respect to employees who have at least one Hour of Service after the Plan becomes top-heavy; if and when the Plan ceases to be a top-heavy plan, the Plan's regular vesting schedule shall again apply (without regard to the schedule in (3) below) as of the first day of the Plan Year after the last Plan Year for which the Plan is a top-heavy plan, but subject to all Plan rules that apply in the case of amendments to the vesting schedule.

                 (1) Adjusted Code Section 415 Limitations. In order to reduce the overall limitations on combined plan contributions and benefits under Code Section 415, the number 1.00 shall be substituted for 1.25 in the definitions of defined contribution fraction and defined benefit fraction in Section 7.03 of the Plan. Provided, however, that the foregoing sentence shall not apply if
         (A) the top-heavy test fraction in paragraph (b)(4), or the recomputed fraction after applying paragraph (b)(5), is 0.90 or less and (B) each non-key employee receives an additional minimum contribution or benefit under a plan of the Employer. In the case of a non-key employee participating only in a defined benefit plan, the additional minimum benefit for each year of service counted is one percentage point, up to a maximum of ten percentage points, of the employee's average compensation for the five consecutive years when the employee had the highest aggregate compensation from the Employer, computed as described in (2) below. In the case of a non-key employee participating only in this or another defined contribution plan, the additional minimum contribution is one percent of the employee's compensation. In the case of a non-key employee participating both in a defined benefit plan and this or another defined contribution plan, there is no additional minimum benefit, but the additional minimum contribution shall be 2-1/2 percent of the employee's compensation.

                 (2) Minimum Contributions or Benefits for Non-Key Employees. Employer contributions and forfeitures for the Plan Year beginning after December 31, 1983 allocated on behalf of each non-key employee Participant (A) who has not separated from employment with the Employer at the end of the Plan Year, (B) who is eligible for an allocation of Employer contributions under the Plan (without regard to any requirements for a minimum number of hours of service during the Plan Year, mandatory or voluntary contributions, or compensation for the Plan Year in excess of a stated amount), and
         (C) who does not participate in a defined benefit plan of the Employer, shall be equal to at least (i) multiplied by (ii), where
         --

                          (i) is equal to 3 percent, or if less, the maximum
                 percentage of Employer contributions and forfeitures (as a percentage of compensation, as limited by Section 401(a)(17) of the Code), allocated on behalf of any key employee Participant for the Plan Year, and

                          (ii) is equal to the non-key employee
                 Participant's compensation for the Plan Year.

         For purposes of this rule, Employer contributions and forfeitures allocated under any other defined contribution plan of the Employer, in which any key employee participates or which enables another defined contribution plan to meet the requirements of Code Section 401(a)(4) or Code Section 410, shall be considered contributions and forfeitures allocated under this Plan. In the case of any non-key employee Participant who is also a participant in any defined benefit plan of the Employer, the foregoing provisions of this part
         (2) shall be applied, but with 5 percent substituted for 3 percent; for non-key employees who participate in both this Plan and a defined benefit plan of the Employer, the foregoing provisions of this part (2) shall be inapplicable, provided that each non-key employee eligible to participate in this Plan has, at any time, a minimum accrued benefit under the defined benefit plan, expressed as a life annuity commencing at normal retirement age, equal to at least the product of (i) the employee's average compensation for the five consecutive years when the employee had the highest aggregate compensation from the Employer and (ii) the lesser of 2 percent per year of service or 20 percent. For purposes of computing the product in the foregoing sentence, compensation in years before January 1, 1984 and in years after the close of the last Plan Year in which the Plan is top-heavy shall be disregarded, and similarly, years of service shall exclude years of service when the Plan was not top-heavy (for any Plan Year ending during such year of service) and years of service completed in a Plan Year beginning before January 1, 1984. Although accruals of Employer derived benefits, whether or not attributable to years for which the Plan is top-heavy, may be used to satisfy the defined benefit plan minimum, all accrued benefits attributable to employee contributions shall be ignored. Notwithstanding the first sentence of this part (2) or any other provision of the Plan to the contrary, (A) Before-Tax Employee Contributions for a key employee shall be treated as Employer contributions for purposes of determining whether the minimum contribution or benefit rules of this section have been met, but Before-Tax Employee Contributions for a non-key employee shall not be counted for those purposes, (B) Employer matching contributions that are applied to satisfy the limitation stated in Section 3.02(c) shall not also be applied to satisfy the minimum contribution required for non-key employee Participants under this part (2) and
         (C) for Plan Years beginning after December 31, 1988, if Employer matching contributions are applied to satisfy such minimum contribution requirements then those Employer matching contributions must meet the general nondiscrimination requirements of Code Section 401(a)(4) regardless of whether the limitation in Section 3.03(c) is otherwise satisfied.

                 (3) Accelerated Vesting. A Participant's vested percentage of his Employer Contribution Account for purposes of his Termination Benefit under the Plan shall be determined in accordance with the following vesting schedule:

                 Years of Service                 Vested Percentage

                 less than 3 years                      0%
                 3 or more years                      100%

         (d) Special Definitions. For purposes of this Section, the following terms shall have the meanings indicated:

                 (1)     "compensation" means compensation as defined in
         Section 7.03(b)(3); provided, that for purposes of the definition of key employee in (4) below, compensation shall include amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Code
         Section 125 [cafeteria plan], 402(e)(3) [401(k) cash or deferred arrangement], 402(h)(1)(B) [simplified employee pension ], or 403(b) [tax-sheltered annuity].

                 (2) "determination date" means, with respect to any Plan Year, the last day of the preceding Plan Year, except that in the case of the first Plan Year, the determination date shall be the last day of that Plan Year. Where one or more plans are required or permitted to be aggregated with this Plan, and where all plan years do not coincide, the key employee and all employee sums in paragraph
         (b) above each shall be determined separately for each plan on the respective determination dates, and the results shall then be combined for the determination dates falling within the same calendar year.

                 (3) "employee" means (A) a common-law employee or partner of the Employer who is or once was a Participant, or would have been a Participant but for his failure to complete some minimum number of hours of service in any Plan Year, if required, (after meeting the Plan's initial eligibility requirements), to make mandatory employee contributions, if required, or to receive compensation in excess of a stated amount, and (B) any Beneficiary.

                 (4) "key employee" means each employee or former employee (or Beneficiary of either) who, at any time during the Plan Year containing the determination date or during any of the four preceding Plan Years, --

                         (A) is an officer of the Employer and who has annual compensation in the Plan Year, greater than 50 percent of the applicable dollar limitation of Code Section 415(b)(1)(A) in effect for the Plan Year;

                         (B) is one of the ten employees owning the largest interests in the Employer and who has compensation from the Employer greater than the applicable dollar limitation of Code Section 415(c)(1)(A) in effect for the calendar year in which the determination date falls;


                         (C)      is a 5-Percent Owner of the Employer; or


                         (D) is a 1-Percent Owner of the Employer who has annual compensation from the Employer of more than $150,000.

         For purposes of (A), no more than 50 employees, or if less, the greater of 3 employees or 10 percent of all employees, shall be treated as officers. For purposes of (B), (C), and (D), the constructive ownership rules of Code Section 318 shall apply with the modification that 5 percent shall be substituted for 50 percent in Section 318(a)(2). Also, for purposes of (B), if two employees have the same interest in the Employer, the employee having the greater annual compensation from the Employer shall be treated as having a larger interest; following application of this rule, an employee shall be considered a key employee, even if he is not among the first ten largest owners, if his ownership interest in the Employer is not less than at least one of the top ten owners and provided he has the requisite level of compensation described in
         (B). Finally, for purposes of (C) and (D), each employer that otherwise would be aggregated under this Section's definition of "Employer" shall be treated as a separate employer to determine ownership percentages.

                 (5) "valuation date" means the last day of the plan year in the case of any defined contribution plan, including this Plan, and the date used for computing plan costs for minimum funding in the case of any defined benefit plan.

         (e) Adjustment to Dollar Amount. The $150,000 limit in paragraph (d)(4)(D) above shall be adjusted automatically, without the need of specific plan amendment, whenever the corresponding amount from the Code is adjusted by the Secretary of the Treasury for cost-of-living changes.


         (f) Anti-Cutback Rule. Notwithstanding the foregoing rules of this Section, in no event shall any changes in the Plan's benefit structure, including its vesting provisions, that result from a change in the Plan's top-heavy status, cause the Account balance or accrued benefit of any Participant to be reduced in violation of Code Section 411. In addition, in the case of any changes in the vesting provisions of the Plan, each Participant (1) who has completed at least three Years of Service and (2) whose nonforfeitable rights are adversely affected by the change, may elect, during the election period, to have his nonforfeitable rights determined without regard to such change. The election period shall begin on the date the change is adopted or becomes effective, whichever is earlier, and end on the latest of (A) the date which is sixty days after the day the change is adopted, (B) the date which is sixty days after the day the change becomes effective, or (C) the date which is sixty days after the day the Participant is issued written notice of the change.

         Section 7.06 Provisions Relating to Section 16 of the Securities Exchange Act of 1934. The provisions of this Section 7.06 are intended to conform the Plan with all applicable provisions of Regulation 17 CFR 240.16b-3 under the Securities Exchange Act of 1934 ("Rule 16b-3") and they shall take precedence over any contrary provisions of the Plan.

         (a)     Grant and Award Transactions.

                 (1) Decisions concerning the timing, pricing and amount of any contributions that are considered grant or award transactions shall be made either by the Compensation and Benefits Committee of the Employer's Board of Directors or by another group or committee of disinterested Directors.

                 (2) If, as a result of a grant or award transaction, an Employer equity security or an interest in the Employer Stock Fund is allocated to the Account of a Participant who is an officer or director of the Employer, then such equity security or interest shall be held in such Participant's Account for a minimum period of 6 months from the date of the grant or award.

         (b)     Participant-Directed Transactions.

                 (1) If a Participant who is an officer or director of the Employer receives a hardship withdrawal (under Section 6.02), a Plan loan (under Section 6.03), or any other type of withdrawal from the portion of his Account, if any, invested in either securities of the Employer or the Employer Stock Fund, then further Plan purchases of securities of the Employer and interests in the Employer Stock Fund for such Participant's Account shall not be permitted for a period of 6 months following such withdrawal or loan.

                 (2) A Participant who is an officer or director of the Employer shall be permitted to make investment election changes into or out of the Employer Stock Fund only during the period commencing with the third business day following the date of release for publication of the Employer's quarterly and annual summary statements of sales and earnings, and ending with the twelfth business day following such date. Further, a Participant who is an officer or director of the Employer and who makes an investment election change into or out of the Employer Stock Fund shall not be permitted to make another investment election change into or out of the Employer Stock Fund for a 6 month period.

         (c) Defined Terms. For purposes of this Section 7.06, all terms, including the terms "grant," "award," "disinterested," "equity security," "security," "officer" and "director," shall be construed in accordance with Section 16 of the Securities Exchange Act of 1934 and Rule 16b-3.

         Section 7.07 Distributions Pursuant to Qualified Domestic Relations Orders. Notwithstanding any contrary provisions of the Plan, the Plan will not be treated as failing to meet the requirements of Code Section 401(a), 401(h), or 409(d) solely by reason of payments to an alternate payee pursuant to a qualified domestic relations order, provided that the present value of the benefit to be paid to the alternate payee (1) does not exceed $3,500 or (2) exceeds $3,500 and the alternate payee consents in writing to the distribution. In all cases, the benefit to be paid to the alternate payee shall be invested by the Trustee. The alternate payee shall have no right to direct the investment of any portion of the benefit.





                                   ARTICLE 8

                                  TRUST FUND


         Section 8.01  Establishment and Maintenance of Fund.

         (a) Establishment of Fund and Selection of Trustee. The Parent Company shall establish a trust fund by a trust agreement with a Trustee to carry out the purposes of the Plan. The Parent Company shall select such Trustee, who may be one or more individuals or a corporate trustee or both. The Parent Company may modify any such trust agreement to accomplish the purposes of the Plan.

         (b) Contributions to Fund and Investments by Trustee. All contributions by the Employer, and any contributions by Employees, shall be paid to the Trustee of the Fund. The Fund shall be invested in such investments as are permissible for trustees under ERISA. At the request of the Parent Company, the Trustee shall prepare and submit an accounting of the Fund as of any date specified, but the Trustee shall not be required to render more than four such accountings during any Plan Year. In any event, the Trustee shall prepare and render to the Employer an accounting of the Fund as of the last day of each Plan Year. The Trustee shall not be required to render accounts to individual Participants but only to the Employer, which may submit reports of the Fund to the Participants from time to time.

         (c) Limitation of Liability to Assets of Fund. Except as required under applicable federal law, the benefits of the Plan shall be only such as can be provided by the assets of the Fund, and there shall be no liability or obligation on the part of the Employer to make any contributions or payments to establish or maintain the Plan, whether in the event of termination of the Plan or otherwise. No liability for the payment of benefits under the Plan shall be imposed on the Employer or on the directors or officers of the Employer.

         Section 8.02 The Trustee. The Trustee shall receive the contributions to the Fund and shall hold, manage, invest, reinvest, and distribute the same plus any earnings thereon, pursuant to the provisions of the Plan and of the trust agreement with the Parent Company. The Trustee also shall determine all questions relating to accounting and to the financial position of the Fund and the shares and interests of the Participants in accordance with information supplied by the Employer and Plan Administrator, and, in general, shall discharge all the duties and functions imposed by the terms of the Plan either expressly or by implication. The Trustee shall have the powers, rights and duties, as specified in the trust agreement with the Parent Company, in addition to those specified elsewhere in the Plan or prescribed by law.

         Section 8.03 Resignation or Removal of Trustee. Subject to notice provisions, if any, in the trust agreement with the Parent Company, the Trustee may resign by delivering a written resignation to the Parent Company; similarly, the Trustee may be removed by the Parent Company at any time, upon written notice to the Trustee.


         Section 8.04  Investment Manager and Custodian.

         (a) Appointment of Investment Manager or Custodian. The Parent Company may appoint one or more investment managers meeting the definition of "investment manager" under Section 3(38) of ERISA. Furthermore, the Parent Company may appoint one or more custodians to hold any part or all of the Fund. Any appointment of an investment manager or a custodian shall be made only upon proper authorization of the Parent Company and evidenced by a written designation signed by one or more duly authorized officers of the Parent Company.

         (b) Directions by Investment Manager. An investment manager appointed pursuant to this Section may direct the Trustee to invest all or such portion of the Fund placed in the discretion of the investment manager in securities or other properties as are selected by the investment manager, and may direct the Trustee to sell any securities or other property of the Fund placed in its discretion. Where assets of the Fund are being held by a custodian appointed pursuant to this Section, the investment manager's direction shall be made to such custodian and copied to the Trustee.

         (c) Actions by Trustee or Custodian at Direction of Investment Manager. The Trustee or custodian, as the case may be, shall act on all such recommendations of the investment manager, and the Trustee and custodian shall have no fiduciary liability for acting in accordance with such recommendations or for the retention of any securities or properties so purchased. The Trustee and custodian will be protected in relying upon any telegram or letter purporting to have been sent by the investment manager which the Trustee or custodian believes in good faith to be genuine. In directing investments, the investment manager shall diversify the investments so as to minimize the risk of large losses, unless under the circumstances and in the opinion of the investment manager, it is clearly prudent not to do so.

         (d)     Contributions to Trustee or Direct to Custodian.
Contributions to and disbursements from the Fund may be made to the Trustee or directly to and from any custodian appointed pursuant to this Section, as determined by the Employer.

         (e) Reliance by Trustee and Custodian. Notwithstanding any other provision of the Plan or any trust agreement, the Trustee shall be fully protected in relying upon the certification of the Parent Company with respect to the appointment of such investment manager and it shall not be the responsibility of the Trustee to determine or review investment instructions given by the investment manager. Similarly, any custodian appointed pursuant to this Section shall assume no liability for acting in accordance with the directions of the investment manager.

         (f) Status of Investment Manager as Named Fiduciary. Each investment manager shall be a named fiduciary under the Plan and shall acknowledge its action as a fiduciary under the Plan in a writing delivered to the Trustee and to the Parent Company.

         Section 8.05 Expenses. The reasonable expenses of the Trustee relating to the Fund, including such compensation for the Trustee as may be agreed to in writing from time to time by the Parent Company and the Trustee, shall be paid to the Trustee and shall be deducted from the Fund, except to the extent that the Employer pays the Trustee directly from general assets of the Employer. Provided, however, in no event shall any Trustee who is also an Employee be entitled to any separate compensation, other than his regular remuneration from the Employer for services as an Employee and reimbursement for expenses incurred on behalf of the Fund.

         Section 8.06 Taxes. To the extent they are not paid by the Employer, any taxes assessed against the Fund or against any of its assets (including income taxes, property taxes, transfer taxes, and other taxes) shall, after reasonable notice to the Employer, be paid by the Trustee and deducted from the Fund.

         Section 8.07  Voting and Other Rights with Respect to Employer
Stock.

         (a)     Participant's Confidential Voting Instructions.
Before each annual or special meeting of the stockholders of the Parent Company, the Plan Administrator, in accordance with such reasonable procedures as are acceptable to the Trustee, shall cause to be sent to each Participant or former Participant (whose Account at such time then has allocated to it any whole or fractional shares of Employer stock) a copy of the proxy solicitation material or other solicitation material for such meeting, together with a form requesting confidential instructions to the Trustee on how voting rights appurtenant to the shares of Employer stock which are then allocated to such Participant's or former Participant's Account are to be exercised. All forms with such confidential instructions shall be returnable to the Trustee. The number of shares indicated on such forms as allocated to each Participant's or former Participant's Account shall be determined by the Plan Administrator and the Trustee shall have no duty or obligation for the accuracy of such determination.

         (b) Voting of Shares by the Trustee. The Trustee shall afford Participants and former Participants such reasonable period of time as may be permitted by applicable law and regulations to return such confidential instructions. Upon receipt of such instructions, the Trustee shall vote the shares as instructed. Instructions received by the Trustee shall be held in confidence and shall not be divulged or released by it to any person, including the Employer and the Parent Company, and officers and employees of the Employer or the Parent Company. If a Participant or former Participant does not instruct the Trustee on how to vote the shares allocated to such Participant's or former Participant's Account, the voting rights of such shares, and the voting rights of any shares of Employer stock held in an unallocated account, shall be exercised by the Trustee.


                                   ARTICLE 9

                     PROVISIONS RELATING TO ADMINISTRATION
                                AND FIDUCIARIES


         Section 9.01 Plan Administration. In the absence of specific written appointment of a Plan Administrator by the Parent Company, the Parent Company shall be the Plan Administrator for the purpose of complying with the reporting and disclosure requirements of ERISA as well as other actions and duties specified by ERISA for the Plan Administrator, and otherwise shall administer the Plan in accordance with its terms. The Plan Administrator shall have such powers and duties as may be necessary to discharge its functions under the Plan, including, but not limited to the following:

                 (a) [Construction] to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits under the Plan;

                 (b) [Forms] to require Participants (1) to complete and file with it such forms as the Plan Administrator finds necessary for the administration of the Plan and (2) to furnish all pertinent information requested by the Plan Administrator, and to rely upon all such forms and information furnished, including each Participant's mailing address;

                 (c) [Procedures] to prescribe procedures to be followed by Participants, spouses or Beneficiaries filing applications for benefits;

                 (d) [Rules] to promulgate uniform rules and regulations whenever in the opinion of the Plan Administrator such rules and regulations are required by the terms of the Plan or would facilitate the effective operation of the Plan;

                 (e) [Information] to prepare and distribute, in such manner as the Plan Administrator determines to be appropriate, information explaining the Plan, and to receive from Participants and the Employer such information as shall be necessary for the proper administration of the Plan;

                 (f) [Committee] to name two or more persons to constitute an administrative committee, to remove and replace any such persons, to prescribe rules and procedures of operation for the committee, and to delegate any of the powers and duties of the Plan Administrator to the committee; if such a committee is appointed, no member of the committee who is also an employee receiving regular compensation as such shall receive any compensation for his services as a member. No member of the committee shall participate in any action directly affecting his own retirement benefit under the Plan. A majority of the members of the committee at the time in office shall constitute a quorum for the transaction of business at any meeting. Resolutions or other actions made or taken by the committee shall require the affirmative vote of a majority of the members of the committee attending a meeting, or a majority of members in office by writing without a meeting. The committee may authorize any one or more of its members to execute any document or documents on behalf of the committee;

                 (g) [Annual Reports] to prepare and furnish to Participants such annual reports with respect to the administration of the Plan as are required by law or as are reasonable and appropriate; and

                 (h) [Records Review] to receive and review the periodic valuations of the Plan, and to receive, review and keep on file (as it deems convenient and proper) reports of benefit payments by the Trustee and reports of disbursements for expenses.

         Section 9.02 Claims Procedure. The Plan Administrator shall make all determinations as to the right of any person to receive a distribution. Any denial by the Plan Administrator of a claim for a distribution under the Plan by an Employee, Participant, Beneficiary or other person (collectively referred to as "claimant") shall be stated in writing by the Plan Administrator and delivered or mailed to the claimant within 90 days after receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension of time is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of the initial period.
Any notice of denial shall set forth the specific reasons for the denial, specific reference to pertinent provisions of the Plan upon which the denial is based, a description of any additional material or information necessary for the claimant to perfect his claim with an explanation of why such material or information is necessary, and an explanation of claim review procedures under the Plan written to the best of the Plan Administrator's ability in a manner that may be understood without legal or actuarial counsel. A claimant whose claim for benefits has been wholly or partially denied by the Plan Administrator may request, within 90 days following the date of such denial, in a writing addressed to the Plan Administrator, a review of such denial. The claimant shall be entitled to submit such issues or comments, in writing or otherwise, as he shall consider relevant to a determination of his claim, and may include a request for a hearing in person before the Plan Administrator. Prior to submitting his request, the claimant shall be entitled to review such documents as the Plan Administrator shall agree are pertinent to his claim. The claimant may, at all stages of review, be represented by counsel, legal or otherwise, of his choice, provided that the fees and expenses of such counsel shall be borne by the claimant. All requests for review shall be promptly resolved. The Plan Administrator's decision with respect to any such review shall be set forth in writing and shall be mailed to the claimant not later than 60 days following receipt by the Plan Administrator of the claimant's request unless special circumstances, such as the need to hold a hearing, require an extension of time for processing, in which case the Plan Administrator's decision shall be so mailed not later than 120 days after receipt of such request.

         Section 9.03 Special Ruling. In order to resolve problems concerning the Plan or to apply the Plan in unusual factual circumstances, the Plan Administrator may make special rulings. Such special rulings shall be in writing on a form to be developed by the Plan Administrator. In making its rulings, the Plan Administrator may consult with legal, accounting, actuarial, investment, and other counsel or advisers. Once made, special rulings shall be applied uniformly, except that the Plan Administrator shall not be bound by such rulings in future cases unless the factual situation of a particular case is identical to that involved in the special ruling. Special rulings shall be made in accordance with all applicable law and in accordance with the Plan. It is not intended that the special ruling procedure will be a frequently used device, but that it should be followed only in extraordinary situations. The Plan Administrator at all times shall have the final decision as to whether resort shall be made to this special ruling feature.

         Section 9.04 Specific Allocation of Fiduciary Duties between Named Fiduciaries. The Parent Company and the Trustee shall be the "named fiduciaries" of the Plan, within the meaning of that term as described in ERISA, and shall have only those duties, responsibilities, and obligations (referred to collectively as "fiduciary duties") as specifically are given them under the Plan or as otherwise are imposed by applicable law. The fiduciary duties given by the Plan are as follows:

                 (a) The Parent Company shall have the sole responsibility for making contributions to the Fund (except to the extent such contributions are properly chargeable to other Employers) and for fulfilling its functions as Plan Administrator. The Parent Company shall have the sole authority to appoint and remove the Trustee and to amend or terminate, in whole or in part, the Plan. The Parent Company shall not be responsible for the management, investment, or safekeeping of the assets of the Fund. The Parent Company periodically shall review the performance of the Trustee. The Parent Company as Plan Administrator also shall have the responsibility for the administration of the Plan as described throughout the Plan.

                 (b) The Trustee shall have the sole responsibility for the management, investment, and safe-keeping of the assets of the Fund held by the Trustee under the Plan and for the distribution of Participants' benefits in accordance with written instructions from the Plan Administrator. In addition, the Trustee shall provide to the Employer such information as the Employer may deem necessary or desirable to permit the timely filing of all reports required by law.

         Section 9.05 Authorization for Further Allocation of Fiduciary Duties. The Parent Company and the Trustee may, upon written agreement between them, allocate their fiduciary duties under the Plan between themselves in a manner different from that stated above. The Parent Company and the Trustee each warrants that any directions given, information furnished, or action taken by either one shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information, or action. Furthermore, each of them may rely upon any such direction, information or action of the other as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information, or action. It is intended under the Plan that the Parent Company and the Trustee each shall be responsible for the proper exercise of their own respective powers, duties, responsibilities, and obligations under the Plan and shall not be responsible for any act or failure to act of the other, and neither of them guarantees the Fund assets in any manner against investment loss or depreciation of asset value.

         Section 9.06 Employment of Advisers. The Parent Company and the Trustee shall have the authority to employ such legal, accounting, actuarial, and financial counsel and advisers, as they shall deem necessary in connection with the performance of their duties under the Plan, and to act in accordance with the advice of such counsel and advisers. Except as otherwise provided in the Plan, the fees and expenses of such counsel and advisers shall, upon approval of the Plan Administrator, be paid by the Fund or by the Employer, as the Plan Administrator shall deem appropriate.

         Section 9.07 Delegation to Officers or Employees. The Parent Company shall have the power to delegate its fiduciary duties under the Plan to officers or employees of the Parent Company and to other persons, all of whom, if officers or employees of the Parent Company, shall serve without compensation other than their regular remuneration from the Parent Company.

         Section 9.08 Bonding. The Parent Company shall purchase such surety bonds covering fiduciaries and others as may be required pursuant to
Section 412 of ERISA.

         Section 9.09 Action Taken in Good Faith/Indemnity. The Plan Administrator, the Parent Company and its officers and directors shall be entitled to rely upon tables, valuations, certificates, and reports furnished by the recordkeeper or third-party administrator, upon all certificates and reports made by an accountant or by the Trustee and upon all opinions given by any legal or investment counsel selected or approved by the Plan Administrator. The Plan Administrator, members of the committee, the Parent Company and its officers and directors shall be fully protected in respect of any action taken or suffered by them in good faith in reliance upon any such tables, valuations, certificates, reports, opinions or other advice of any recordkeeper or third-party administrator, accountant, Trustee, investment or legal counsel, and all action so taken or suffered shall be conclusive upon each of them and upon all Employees included under the Plan. The Parent Company shall indemnify the Plan Administrator, the committee, and each member of the committee for any liability, joint and/or several, arising out of or connected with their duties hereunder except as may arise from their gross negligence of willful misconduct.

                                  ARTICLE 10

                       AMENDMENT, TERMINATION AND MERGER


         Section 10.01  Amendment of the Plan.

         (a) Employer's Right to Amend. The Parent Company reserves the right to make any amendments to the Plan, with or without retroactive effect. Amendment of the Plan shall be made by resolution of the Parent Company's board of directors, or by any person or persons authorized by resolution of the board of directors to make amendments.

         (b) Operation of Amendments. Except as may be specifically provided otherwise in the Plan, or in any amendment to the Plan, each amendment to the Plan shall operate prospectively only from the effective date of the amendment, and the rights and obligations of an Employee, Participant, or Beneficiary of a Participant, who retires, becomes disabled, dies, or otherwise terminates employment with the Employer prior to the effective date of any amendment, shall be determined without regard to such amendment, on the basis of the Plan terms in effect on the date of retirement, disability, death, or other termination of employment.

         (c) Prohibition against Reversion of Assets or Reduction of Benefits. Except as provided in the Code, ERISA, and applicable regulations, and as specified in Section 3.07, no amendment shall (1) cause any part of the Fund to be used for, or diverted to, any purpose other than the exclusive benefit of Participants and their Beneficiaries, (2) reduce the Account balance or nonforfeitable rights of any Participant or Beneficiary, or (3) eliminate an optional form of benefit which is attributable to the portion of the Participant's Account accumulated before the amendment's adoption.

         (d) Amendment to Vesting Provisions. In the case of any amendment to the provisions of the Plan relating to nonforfeitable rights based on service, each Participant (1) who has completed at least three Years of Service and (2) whose nonforfeitable rights are adversely affected by the amendment, may elect, during the election period, to have his nonforfeitable rights determined without regard to such amendment. The election period must begin no later than the date the amendment is adopted and end no later than the latest of (A) the date which is sixty days after the day the amendment is adopted, (B) the date which is sixty days after the day the amendment becomes effective, or (C) the date which is sixty days after the day the Participant is issued written notice of the amendment.

         Section 10.02  Termination of the Plan.

         (a) Termination. Although it is intended that the Plan shall be permanent, the Employer reserves and shall have the right at any time to discontinue its contributions under the Plan and to terminate or partially terminate the Plan, by delivering to the Trustee written notice of such discontinuance or termination, but only upon the condition that action is taken, as shall render it impossible, except as specifically provided in
Article 3, for any part of the Fund to be used for, or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries. If the Plan is terminated, or if there is a complete discontinuance of contributions for any reason, the Parent Company may, in its sole discretion, continue the Fund for the exclusive benefit of Participants and their Beneficiaries or distribute the assets remaining in the Fund to Participants and their Beneficiaries. In the event of the dissolution, merger, consolidation, or reorganization of the Parent Company, the Plan shall terminate and the Fund shall be liquidated unless the Plan is continued by a successor to the Parent Company in accordance with Section 10.03(b).

         (b) Termination and Transfer to New Plan. If the Parent Company notifies the Trustee in writing (1) that it has established another plan providing comparable benefits to this Plan, (2) that such other plan is qualified under Code Section 401(a), and (3) that the Parent Company intends to discontinue contributions under this Plan due to the liabilities created under the new plan, then, upon further written direction from the Parent Company, the Trustee shall cause the Fund to be transferred to such newly created plan. Thereafter, this Plan shall cease to have any effect and the rights of all parties shall be determined under the new plan.

         (c) Rights upon Termination. If the Parent Company should terminate or partially terminate the Plan, or if contributions to the Fund are completely discontinued, or if the Parent Company should liquidate and dissolve, or if a receiver of the Parent Company is appointed, or if the Parent Company should terminate the Fund, or if the Plan should be wholly or partially terminated for any other reason, the Accounts of all Participants as then appearing upon the records of the Trustee (other than Account balances that have been forfeited in accordance with Section 7.01(d)(3) or other applicable Plan provision) or in the case of partial termination the Accounts of affected Participants, shall become fully vested, the amounts carried in said Accounts shall be revalued and adjusted as previously provided in the Plan, and said Accounts (after payment of expenses properly chargeable to the Fund and allocated among the Accounts) shall, as determined by the Parent Company, be distributed to affected Participants and Beneficiaries or held in a wasting trust for distribution in due course as otherwise provided by the Plan.

         (d) Manner of Distribution. To the extent that no discrimination in value results, any distribution after termination of the Plan may be made, in whole or in part, in cash, in securities or other assets in kind, or in nontransferable annuity contracts, as the Plan Administrator in its discretion may determine. All non-cash distributions shall be valued at fair market value at the date of distribution. The Trustee shall not effect such distribution until written evidence of approval of the Commissioner of Internal Revenue or his delegate of such termination and distribution shall have been submitted to the Trustee.

         (e) Special Restriction. Notwithstanding the foregoing, distribution on termination of the Plan to any Participant of that portion of his Account attributable and subject to Code Section 401(k) shall be subject to the special restrictions set forth in Section 6.01(b)(5).

         Section 10.03 Predecessor and Successor Employers; Merger or Consolidation of Plans.

         (a) Predecessor Employer. Employment with a predecessor employer acquired by the Employer shall be considered service with the Employer under this Plan to the extent required by the Code and ERISA. Provided, however, that where such employment with a predecessor employer is not required by the Code or ERISA to be considered service with the Employer, the Parent Company may, nevertheless, in its discretion, grant credit for such service under such uniform and non-discriminatory rules as may be established from time to time by the Parent Company.

         (b) Successor Employer. In the event of the dissolution, merger, consolidation, or reorganization of the Employer, the Parent Company may provide that the Plan will be continued by the successor, and in that event, such successor shall be substituted for the Employer under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor, and the successor shall have all of the powers, duties and responsibilities of the Employer under the Plan.

         (c) Merger or Consolidation. In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Plan to, another plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets of the Plan applicable to such Participants shall be transferred to the other plan only if:


                 (1) Each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if this Plan had been terminated);

                 (2) Resolutions of the board of directors of the Parent Company under this Plan, and of the governing body of any new or successor employer of the affected Participants, shall authorize such transfer of assets; and, in the case of the new or successor employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participants' inclusion in the new employer's plan; and

                 (3) Such other plan is qualified under Code Sections 401(a) and 501(a).

         Section 10.04 Notice. Affected Participants shall be given notice of any amendments to, and termination or merger of, the Plan in accordance with ERISA.


                                  ARTICLE 11

                           MISCELLANEOUS PROVISIONS


         Section 11.01 Plan Subject to Approval. The Plan and any amendments are contingent upon and subject to obtaining and retaining such approval of the Commissioner of Internal Revenue and of any other federal agency with jurisdiction over the Plan as the Parent Company may find necessary to establish the deductibility for federal income tax purposes of contributions made by the Employer under the Plan, and qualification of the Fund for tax exemption under the Code, and the qualification of the Plan under ERISA.

         Section 11.02 Payments for the Benefit of Payee. In the event that the Parent Company shall find that any person to whom a benefit is payable under the terms of the Plan is unable to care for his affairs because of illness or accident, is otherwise mentally or physically incompetent, or is unable to give a valid receipt, the Parent Company may cause the payments becoming due to such person to be paid to another individual for such person's benefit, without responsibility on the part of the Parent Company to follow the application of such payment. Any such payment shall be a payment for the account of such person and shall operate as a complete discharge of the Parent Company from all liability under the Plan.

         Section 11.03 Non-Alienation of Benefits. No right or benefit provided for in the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void. No such right or benefit shall be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person entitled to such right or benefit. No such right or benefit shall be subject to garnishment, attachment, execution or levy of any kind. The foregoing provisions of this Section shall not apply to any qualified domestic relations order as defined in ERISA 206(d)(3)(B) or to enforcement of federal tax levies as provided in Income Tax Regulation
Section 1.401(a)-13(b)(2).

         Section 11.04 Employer's Rights. While the Employer believes in the benefits, policies and procedures described in the Plan, the language used in the Plan is not intended to create, nor is it to be construed to constitute, a contract of employment between the Employer and any of its Employees. The Employer retains all of its rights to discipline or discharge Employees or to exercise its rights as to incidents and tenure of employment. Employees retain the right to terminate their employment at any time and for any reason, and the Employer retains a similar right.

         Section 11.05 Litigation. In order to protect the Fund against depletion as a result of litigation, in the event that any Participant, Employee, Beneficiary, or spouse shall bring a legal or equitable action against the Plan or against any fiduciary of the Plan, the result of which shall be adverse to such Participant, Employee, Beneficiary, or spouse, or in the event that the Plan or any fiduciary of the Plan shall find it necessary to bring any legal or equitable action against any Participant, Employee, Beneficiary, or spouse, or any other person claiming an interest by or through such person, the cost to the Plan or to a fiduciary of the Plan of bringing or defending such suit, as the case may be, shall be charged, unless the Parent Company determines that such course would be inequitable under all the circumstances, to such extent as is possible, directly to the Account of such Participant, Employee, Beneficiary, or spouse, if any, and only the excess, if any, of such costs over and above the amount of such Account shall be included in the expenses of the Fund or be paid by the particular fiduciary, as the case may be.

         Section 11.06  Addresses and Mailing of Notices and Checks.

         (a) Addresses of Participants. Each recipient of benefits from the Plan shall be responsible for furnishing the Plan Administrator with his address. Any notices required or permitted to be given under the Plan shall be deemed given if directed to such address and mailed by regular United States mail. If any check mailed by regular United States mail to such address is returned, mailing of checks will be suspended until a correct address is furnished by the intended recipient.

         (b) Forfeitures from Accounts of Unlocated Participants. In the event that all or any portion of the benefit payable to a Participant or Beneficiary remains unpaid at the expiration of three years after such benefit first became payable, solely by reason of the inability of the Plan Administrator (after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort) to determine the address of such Participant or Beneficiary, the remaining Account balance shall be forfeited and allocated in accordance with the provisions of the Plan that apply to the forfeited balance of the Account or sub-account. In the event that a Participant or Beneficiary is located subsequent to his Account balance being forfeited in accordance with the foregoing sentence, the amount forfeited shall be restored at the end of the Plan Year in which the Participant or Beneficiary is located. Funds for making the restoration shall be obtained from the following sources in the order indicated: first, from any forfeitures that occur during the Plan
Year in which the Participant is located; second, from any earnings of the Fund which occur in such Plan Year; and finally, from an Employer contribution to the Fund for such Plan Year. Distribution of a benefit will be made to the relocated Participant or Beneficiary at the time and in the manner specified pursuant to Article 6, but in no event earlier than sixty days after the end of the Plan Year in which the Participant or Beneficiary is relocated, unless the Employer waives such restriction.

         Section 11.07  Written Explanations and Notices.

         (a) Summary Plan Description. The Plan Administrator shall supply a written explanation, in the form of a summary plan description as contemplated by ERISA, to each Participant, and to each Beneficiary receiving benefits under the Plan, in order to set forth in simple language the terms and conditions of the Plan. Where required by ERISA, amendments to the Plan shall be described in summaries of material modifications supplied to each Participant and each Beneficiary receiving benefits. Provided, however, that such explanation shall not create for any individual rights that are not contemplated by the Plan, and in the event of any conflict of interpretation between such explanation and the Plan, the terms of the Plan always shall control.

         (b) Summary Annual Report. The Plan Administrator also shall supply each Participant and each Beneficiary receiving benefits under the Plan a summary annual report, as contemplated by ERISA.

         (c) Statement of Account. The Plan Administrator shall furnish, upon written request, to any Participant (or Beneficiary receiving benefits under the Plan), but not more frequently than once in any twelve month period, a statement based upon the latest available information and showing
(1) the Participant's or Beneficiary's Account balance, (2) the nonforfeitable percentage for such Account, (3) the number of additional Years of Service, if any, required to obtain a 100 percent nonforfeitable percentage, and (4) a description of any benefits which are forfeitable if the Participant dies before a certain date.

         (d) Statement on Separation. The Plan Administrator shall furnish to each Participant who has separated from employment with a nonforfeitable right to all or a portion of his Account a statement showing
(1) the Participant's Account balance, (2) the nonforfeitable percentage, and (3) the first date on which the Participant may elect distribution of the nonforfeitable portion of his Account. Such statement shall be furnished within the time prescribed by Code Section 6057 for filing the registration required by that Section.

         (e) Rollover Notice. The Plan Administrator, when making any qualified rollover distribution as defined in Code Section 402(a)(5)(E), shall provide the recipient with a written explanation that the distribution will not be subject to current income tax if rolled over to an individual retirement account or other eligible retirement plan as defined in Code
Section 402(a)(5)(E) within 60 days after the recipient receives the distribution.

         (f) Age and Service Notice. Each Participant may be informed by the Plan Administrator in writing of his age and service as of the Effective Date, based on the Employer's records of employment, and thereafter from time to time as the Plan Administrator may deem necessary. Such age and service credits shall be considered correct and final and no contrary claims concerning them may be raised unless the Participant files objection with the Plan Administrator in writing within thirty days following receipt of such notice by the Participant. In the case of a dispute over a Participant's correct age, the Plan Administrator may require the Participant to furnish a birth certificate issued by the proper public authority or some other documented evidence of his age, satisfactory to the Plan Administrator.

         Section 11.08 Action by Parent Company or Employer. Unless otherwise provided in the Plan, whenever the Employer under the terms of the Plan is permitted or required to do or perform any act, such act shall be done (a) by the authority of the Employer's board of directors and evidenced by proper resolution in consent form or duly certified by the secretary of the Employer, or (b) by such employee of the Employer who may, by proper resolution, be duly authorized by the board of directors.

         Section 11.09  Construction.

         (a) Gender; Singular and Plural Words. Wherever any words are used in the Plan in the masculine gender, they shall be construed as though they also were used in the feminine gender in all cases where they would so apply, and wherever any words are used in the Plan in the singular form, they shall be construed as though they also were used in the plural form in all cases where they would so apply.

         (b) Headings. Headings of Sections and paragraphs of this instrument are inserted for convenience of reference. They constitute no part of the Plan and are not to be considered in the construction of the Plan.

         (c) Savings Clause. If any provisions of the Plan shall be for any reason invalid or unenforceable, the remaining provisions nevertheless shall be carried into effect.


                                  ARTICLE 12

                                  DEFINITIONS


         Section 12.01 "Account" means the interest of a Participant in the Fund as determined as of each Accounting Date and as reflected in the records maintained for the Fund. Where appropriate, a Participant's Account may be divided into separate sub-accounts, including but not limited to an Employer Matching Contribution Account (which may include a health care portion, as provided for in Section 3.03(f)), a Before-Tax Employee Contribution Account, an After-Tax Employee Contribution Account, a Direct Transfer Account and a Rollover Contribution Account, which may be mere bookkeeping entries or individually or collectively segregated funds, as determined by the Trustee in accordance with the Trustee's powers.

         Section 12.02 "Accounting Date" means a date on which the Trustee values the Fund and makes allocations to Accounts pursuant to Articles 3 and 4, i.e., generally each January 1, April 1, July 1, and October 1.

         Section 12.03 "Base Salary" means a Participant's base annual salary from the Employer actually paid for each year, exclusive of bonuses, overtime pay, and discretionary forms of compensation and fringe benefits, but including salary reduction amounts elected by the Participant under a plan maintained by the Employer pursuant to Code Section 125. Base Salary excludes any payments made in lieu of vacation with respect to vacation time not taken.

         Section 12.04   "Beneficiary" means the beneficiary or
beneficiaries of the Participant as designated pursuant to the provisions in the Plan.

         Section 12.05 "Code" means the Internal Revenue Code of 1986, as amended.

         Section 12.06 "Compensation" means the Participant's total of Base Salary or other wages actually paid, plus overtime, bonuses, and commissions, as reported on IRS Form W-2. Compensation also includes any before-tax contributions made to this Plan by the Employer at the election of the Participant through salary reduction or payroll deduction, but excludes any other contributions made by the Employer on behalf of the Participant under this Plan or any other fringe benefit program of the Employer. It is intended that Compensation means compensation for service performed for the Employer which is currently includible in the Participant's gross income as provided in Code Section 414(s). For years beginning after 1988, including Plan Years and limitation years, no more then $200,000 (as adjusted under Code Section 401(a)(17)) of annual compensation shall be taken into account for any individual; provided, for years beginning after 1993, including Plan Years and limitations years, no more than $150,000 (as adjusted pursuant to Code Section 401(a)(17)) of annual compensation shall be taken into account for any individual. In the case of a Participant who is a 5% owner as defined in Code Section 416(i)(1)(B)(iii) or one of the 10 Highly Compensated Participants paid the greatest compensation during a Plan Year, then for such Plan Year this $200,000 or $150,000 maximum shall be applied to the aggregate Compensation of the Participant, his spouse, and any of his lineal descendants who have not attained age 19 before the end of the Plan Year if such individuals are also Employees of the Employer (as defined in Section 7.05(a)). For purposes of the preceding sentence "compensation" is defined in Section 7.03(b)(3).

         If, as a result of the application of such rules the adjusted $200,000 or $150,000 limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to such individual's Compensation as determined under this section prior to the application of this limitation. If any Plan Year is shorter than 12-consecutive months, the $200,000 or $150,000 limitation discussed above shall be reduced to bear the same ratio to $200,000 or $150,000 as the number of days in the short Plan Year bears to 365.

         Section 12.07 "Early Retirement Age" means age 55, provided that the Participant has 10 or more Years of Service.

         Section 12.08 "Effective Date" means January 1, 1989, except as otherwise specified.

         Section 12.09 "Employee" means any common-law employee of the Employer.

         Section 12.10 "Employer" means Citizens Banking Corporation and/or any of its subsidiaries which, with the approval of Citizens Banking Corporation, adopts the Plan in accordance with Section 7.02(b).

         Section 12.11 "ERISA" means the Employee Retirement Income Security Act of l974, as amended.

         Section 12.12 "5-Percent Owner" means any person who owns (or who is considered as owning within the meaning of Code Section 318) more than 5 percent of the outstanding stock of the Employer or stock possessing more than 5 percent of the total combined voting power of all stock of the Employer.

         Section 12.13 "Fund" means the trust fund(s) established pursuant to Article 8 and maintained pursuant to the Plan and any trust instrument(s) executed in connection with such fund(s).

         Section 12.14 "Highly Compensated Participant" means, with respect to any Plan Year, each Participant who, during that Plan Year or the 12-month period immediately preceding the Plan Year (i.e., the "look-back year"), (a) was at any time a 5-Percent Owner, (b) received annual compensation from the Employer in excess of $75,000 (as adjusted by the Secretary of the Treasury), (c) received annual compensation from the Employer in excess of $50,000 (as adjusted by the Secretary of the Treasury) and was among the highest paid 20 percent of all Employees for such year ranked on the basis of compensation (i.e., the "top-paid group"), or (d) was at any time an officer of the Employer and received annual compensation in excess of 50 percent of the applicable dollar limitation of Code Section 415(b)(1)(A) in effect for such year. Provided, however, that the following special rules shall apply for purposes of the foregoing determination of Highly Compensated Participants:

                 (1) A Participant shall not be considered a Highly Compensated Participant for the current year under (b), (c), or (d) above unless he was included within one of those categories in the look-back year or is among the highest paid 100 Employees for the current year;

                 (2) Under (d) above, no more than 50 Employees (or if less, the greater of 3 Employees or 10 percent of the Employees) shall be treated as officers;

                 (3) If, for any year, no officer has compensation in excess of the amount described in (d) above, then in any event the highest paid officer of the Employer for the year shall be treated as being described in (d);

                 (4) For purposes of determining the number of Employees to be included in the top-paid group (but not the members of such group) under (c) above, and the number of officers taken into account under (2) above, there shall be excluded from the highest paid 20 percent of all Employees:

                         (A) Employees who have not completed 6 months of service;

                         (B) Employees who normally work less than 17.5 hours per week;

                         (C) Employees who normally work during not more than 6 months within any year; and

                         (D)      Employees who have not attained age 21;

                 (5) If any Participant is the spouse or the lineal ascendant or descendant (or spouse of either) of a 5-Percent Owner or of one of the 10 most Highly Compensated Participants for the year (ranked on the basis of compensation), then such Participant shall not be considered a separate participant, but rather, any compensation paid to the Participant, and any contribution made on his behalf under the Plan, shall be treated as paid to (or on behalf of) the 5-Percent Owner or Highly Compensated Participant;

                 (6) Compensation for purposes of this Section shall have the meaning set forth in Code Section 415(c)(3), except that such compensation shall be determined without regard to Code Sections 125, 402(a)(8), and 402(h)(1)(B).

For purposes of this Section, the term "Employer" shall include any member of a group of employers constituting (1) a controlled group of corporations [within the meaning of Code Section 414(b) as modified by Code Section 415(h)], (2) trades or businesses, whether or not incorporated, under common control [within the meaning of Code Section 414(c) as modified by Code
Section 415(h)], or (3) an affiliated service group [as defined in Code
Section 414(m)].

The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of employees in the top-paid group, the top 100 employees, the number of employees treated as officers and the compensation that is considered, will be made in accordance with Code Section 414(q) and the regulations thereunder.

         Section 12.15 "Hour of Service" means an Hour of Service as described under the service rules in Article 7.

         Section 12.16   "Normal Retirement Age" means age 65.

         Section 12.17   "Parent Company" means Citizens Banking
Corporation.

         Section 12.18 "Participant" means an Employee who has met the eligibility requirements specified in Article 2, who has commenced participation in the Plan in accordance with that Article, and whose participation has not terminated under the other applicable provisions of the Plan.

         Section 12.19 "Plan" means the 401(k) plan as described in this instrument and any subsequent amendments.


         Section 12.20 "Plan Administrator" means the person(s) or organization(s) specifically designated by Article 9 as the administrator of the Plan for purposes of ERISA.

         Section 12.21 "Plan Year" means the 12-month period from each January 1 to the following December 31.

         Section 12.22 "Trustee" means the person(s) or organization(s) acting as trustee under the Plan and of the Fund in accordance with any trust instrument(s) executed in such connection.

         Section 12.23 "Year of Service" means a Year of Service as described under the service rules in Article 7.


                                   EXECUTION


         IN WITNESS WHEREOF, Citizens Banking Corporation has caused the Plan to be executed on October 27, 1995.


                                          CITIZENS BANKING CORPORATION


                                          By:  /S/ Gary P. Drainville
                                               ----------------------------
                                               Gary P. Drainville















                                   EXHIBIT 1
                                    TO THE
                         CITIZENS BANKING CORPORATION
                   AMENDED AND RESTATED SECTION 401(k) PLAN

                              Adopting Employers


         As of January 1, 1990 (except as indicated), the Plan has been adopted by Citizens Banking Corporation ("Parent Company"), and through separate certificates of adoption, by each of the following related corporations:

         -       Citizens Commercial & Savings Bank
         -       Commercial National Bank of Berwyn
         -       Second National Bank of Saginaw
         -       Second National Bank of Bay City
         -       Grayling State Bank
         -       State Bank of Standish
         -       Citizens Commercial Leasing Corporation
                 (April 1, 1991)
         -       National Bank of Royal Oak
                 (January 1, 1994)


The background and any special provisions of the Plan relating to employees of the Parent Company and these adopting employers (referred to in the Plan individually and collectively as the "Employer") are set forth in the Appendices.


                                  APPENDIX A
                                    TO THE
                         CITIZENS BANKING CORPORATION
                   AMENDED AND RESTATED SECTION 401(k) PLAN


                                Background and
                 Special Provisions Applicable to Employees of
                         Citizens Banking Corporation


         Pursuant to Section 7.02(b) of the Citizens Banking Corporation Amended and Restated Section 401(k) Plan ("Plan"), this appendix sets forth special provisions of the Plan as they shall be applied to individuals who are or were employed by Citizens Banking Corporation.

         A.      Background.

                 1. Prior Plan: Citizens Commercial & Savings Bank Amended and Restated Section 401(k) Plan.

                 2. Disposition of Prior Plan: Adopted and amended as this Plan, effective January 1, 1990.


                                  APPENDIX B
                                    TO THE
                         CITIZENS BANKING CORPORATION
                   AMENDED AND RESTATED SECTION 401(k) PLAN

                                Background and
                 Special Provisions Applicable to Employees of
                      Citizens Commercial & Savings Bank


         Pursuant to Section 7.02(b) of the Citizens Banking Corporation Amended and Restated Section 401(k) Plan ("Plan"), this appendix sets forth special provisions of the Plan as they shall be applied to individuals who are or were employed by Citizens Commercial & Savings Bank.


         A.      Background.

                 1. Prior Plan: Citizens Commercial & Savings Bank Amended and Restated Section 401(k) Plan ("Citizens Plan").

                 2. Disposition of Prior Plan: Adopted and amended as this Plan, effective January 1, 1990.

                                  APPENDIX C
                                    TO THE
                         CITIZENS BANKING CORPORATION
                   AMENDED AND RESTATED SECTION 401(k) PLAN

                                Background and
                 Special Provisions Applicable to Employees of
                      Commercial National Bank of Berwyn

         Pursuant to Section 7.02(b) of the Citizens Banking Corporation Amended and Restated Section 401(k) Plan ("Plan"), this appendix sets forth special provisions of the Plan as they shall be applied to individuals who are or were employed by Commercial National Bank of Berwyn.

         A.      Background.

                 1. Prior Plan: Commercial National Bank of Berwyn Amended and Restated Section 401(k) Profit Sharing Plan ("Berwyn Plan").

                 2. Disposition of Prior Plan: Merged into this Plan effective January 1, 1990.

         B.      Special Provisions.

                 1.      Berwyn Plan Profit Sharing Accounts.

                         (a)      Maintenance of Separate Accounts.  For each
individual who was a Participant in the Berwyn Plan prior to January 1, 1990, and whose vested interest in the Berwyn Plan has not previously been paid out, there shall be maintained a Berwyn Plan Profit Sharing Account. Such account shall reflect Employer profit sharing plan contributions made and allocated for Plan Years prior to 1990 under the provisions of the Berwyn Plan in effect prior to that date, plus allocable forfeitures, earnings, gains, and losses.

                         (b)      Post-1989 Allocations.  No Employer profit
sharing plan contributions or any other contributions shall be allocated to the Berwyn Plan Profit Sharing Accounts under this Plan. Earnings, gains, and losses attributable to the Berwyn Plan Profit Sharing Accounts shall be allocated as of each Accounting Date to and among those accounts in proportion to the to the value of each Participant's Berwyn Plan Profit Sharing Account as of the immediately preceding Accounting Date, less any distributions from that account since the last Accounting Date.

                         (c)      Vesting.  The Berwyn Plan Profit Sharing
Account, if any, of each Participant who has not retired, died or terminated employment with the Employer prior to January 1, 1991, shall be 100% nonforfeitable.

                         (d)      Investment.  A Participant's Berwyn Plan
Profit Sharing Account shall be invested in such investments as are selected by the Employee, as provided in Section 4.01 of the Plan. In the absence of an investment election by the Participant the account shall be invested by the Trustee.

                         (e)      Other Plan Provisions.  Except as provided
in this appendix, a Participant's Berwyn Plan Profit Sharing Account shall be treated in all respects as part of his Direct Transfer Account under all other provisions of the Plan.

                 2.      Loans.

                         Loans shall be allowed from Berwyn Plan Profit
Sharing Accounts.



                                  APPENDIX D
                                    TO THE
                         CITIZENS BANKING CORPORATION
                   AMENDED AND RESTATED SECTION 401(k) PLAN

                                Background and
                 Special Provisions Applicable to Employees of
                        Second National Bank of Saginaw


         Pursuant to Section 7.02(b) of the Citizens Banking Corporation Amended and Restated Section 401(k) Plan ("Plan"), this appendix sets forth special provisions of the Plan as they shall be applied to individuals who are or were employed by Second National Bank of Saginaw.

         A.      Background.

                 1. Prior Plan: Second National Bank Amended and Restated Section 401(k) Profit Sharing Plan ("Second National Plan").

                 2. Disposition of Prior Plan: Merged into this Plan effective January 1, 1990.

         B.      Special Provisions.

                 1.      Second National Plan Stock Purchase Accounts.

                         (a)      Maintenance of Separate Accounts.  For each
individual who was a participant in the Second National Plan prior to January 1, 1990, and whose vested interest in his stock purchase account, if any, maintained under the Second National Plan has not previously been distributed or consolidated with an Account or sub-account under this Plan according to an election made in accordance with Income Tax Regulation 1.411(d)-4 or other official guidance under Code Section 411), there shall be maintained a Second National Plan Stock Purchase Account. Such account shall reflect Employer stock purchase contributions made and allocated under the provisions of the Second National Plan, plus allocable earnings, gains and losses.

                         (b)      Post-1989 Allocations.  No stock purchase
contributions or any other contributions shall be allocated to the Second National Plan Stock Purchase Accounts under this Plan. Earnings, gains, and losses attributable to such accounts shall be allocated as of each Accounting Date to and among those accounts in proportion to the value of each Participant's Second National Plan Stock Purchase Account as of the immediately preceding Accounting Date, less any distributions from that account since the last Accounting Date.

                         (c)      Vesting.  The Second National Plan Stock
Purchase Account, if any, of each Participant who has not retired, died or terminated employment with the Employer prior to January 1, 1990 shall be 100% nonforfeitable.

                         (d)      Investment.  A Participant's Second
National Plan Stock Purchase Account shall be invested pursuant to the Employee's investment direction as provided in Section 4.01 of the Plan. In the absence of an investment election by the Employee the account shall be invested by the Trustee.

                         (e)      Employee Contributions.  The Plan
Administrator shall separately account for that portion of a Participant's Second National Plan Stock Purchase Account attributable to employer contributions under the Second National Plan, and for that portion of such account, if any, that is attributable to the Participant's after-tax employee contributions under the Second National Plan.

                         (f)      Other Plan Provisions.  Except as provided
in this appendix, a Participant's Second National Plan Stock Purchase Account shall be treated in all respects as part of his Direct Transfer Account under all other provisions of the Plan.

                 2.      PAYSOP Provisions.

                         (a)      Background.  This Provision 2 shall apply
to PAYSOP Accounts that were established under the PAYSOP (or tax-credit
ESOP) provisions of the Second National Plan and shall supersede any other provisions of the Plan to the extent that such other provisions conflict with the applicable provisions of this Provision.

                         (b)      PAYSOP Participation.  Each Employee who
was a PAYSOP Participant in the Second National Plan, and who had not ceased participation for any reason as of January 1, 1990, shall continue participating as provided herein and in Article 2.

                         (c)      Payment of PAYSOP Benefits.  Upon a
Participant's retirement, death, disability or termination of employment pursuant to Article 5, the benefit payable under this Provision shall be in such amount as is described in paragraph (e) below. Such benefit shall be payable in a lump sum distribution.

         There shall be no distribution of or withdrawal from a Participant's PAYSOP Account prior to the Participant's retirement or other termination of employment pursuant to Article 5, except as provided in paragraph (h) below and as permitted under Code Section 409 and the rulings and regulations thereunder.

                         (d)      Employer Contributions.  No further
Employer contributions shall be made under this Provision.

                         (e)      Individual Participant PAYSOP Accounts.
There shall be established and maintained in the name of each PAYSOP Participant a nonforfeitable PAYSOP Account.

                         (1) Adjustment to PAYSOP Accounts. As of each Accounting Date, the following adjustments shall be made to each PAYSOP Account:

                         (A) Dividends - Each PAYSOP Account shall be credited with dividends received during the calendar quarter in the ratio which the shares of Employer stock (including fractional shares) in each PAYSOP Account as of the end of the preceding calendar quarter bear to the shares of Employer stock in all PAYSOP Accounts as of the end of the preceding calendar quarter.

                         (B) Other Earnings - Any other earnings arising during such calendar quarter from cash in the PAYSOP Accounts shall be allocated among the PAYSOP Accounts in the ratio that the cash in each PAYSOP Account as of the end of the preceding calendar quarter bears to the cash in all PAYSOP Accounts as of the end of the preceding calendar quarter.

                         (C) Expenses - To the extent they are not paid by the Employer, any expenses that are directly attributable to PAYSOP accounts shall be paid by the Trustee during such calendar quarter shall be allocated among the PAYSOP Accounts in the ratio that each PAYSOP Account as of the end of the preceding quarter bears to all PAYSOP Accounts as of the end of the preceding quarter.

                         (2) Determination of Benefits. Whenever this Provision requires the determination and payment of a benefit, such benefit shall consist of the shares of Employer stock and cash held in the Participant's PAYSOP Account as adjusted at the end of the calendar quarter immediately following or coincident with the date when the benefit is to be ascertained. Any fractional share of Employer stock shall be converted to cash based on the current market value on the last day of such calendar quarter on which such stock was traded.

                         (f)      Investment of PAYSOP Assets.  All, or
substantially all, of the assets allocated to PAYSOP Accounts shall be invested in Employer stock and the Trust instrument shall so direct.

                         (g)      Distributions from PAYSOP Accounts,
Appraisals, Etc.

                         (1) Effective Date. Notwithstanding any provisions of the Plan to the contrary, the provisions of this paragraph shall apply to Employer stock acquired by the PAYSOP portion of the Second National Plan for any Plan Year beginning after December 31, 1986, except as otherwise indicated below.

                         (2) Commencement of Distributions. Except as provided in paragraph (h) below, unless the Participant (or his or her Beneficiary) elects otherwise, distributions attributable to such Employer stock shall be made as follows:

                                          (A)  if the Participant's PAYSOP
                                  Account is to be distributed due to his or her retirement or death, distribution must be made within one year after the Accounting Date coinciding with the next following such retirement or death; or

                                          (B)  if the Participant's PAYSOP
                                  Account is to be distributed for any reason other than his or her retirement or death, distribution must be made by the end of the fifth Plan Year after the Accounting Date coinciding with or next following the Participant's termination of employment unless the Participant again becomes an Employee prior to the end of such Plan Year.

                         (3) Independent Appraiser. All valuations of Employer stock that is acquired by the Plan for Plan Years after December 31, 1986 and that is not readily tradeable on an established securities market, shall be made by an independent appraiser meeting the requirements of Code Section 170(a)(1). The name of each independent appraiser rendering such a valuation shall be furnished to the Internal Revenue Service in accordance with published requirements.

                         (4)      Diversification of Investments.

                                  (A)     Election by Qualified Participant.
                         Each PAYSOP Participant who has attained age 55 and completed at least 10 years of PAYSOP participation under the Second National Plan and/or this Plan shall be permitted to direct the Plan Administrator as to the investment of 25% of the value of the Participant's PAYSOP Account that is attributable to Employer stock acquired by the Second National Plan for Plan Years beginning after December 31, 1986. This diversification election shall continue for five Plan Years beginning with the Plan Year after the Plan Year in which the Participant attains age 55 or completes 10 years of PAYSOP participation, whichever shall last occur (the "qualified election period"). The Participant's election shall be in writing and shall be made within 90 days after the last day of each Plan Year during the Participant's qualified election period and shall be effective no later than 180 days after the close of the Plan Year to which the direction applies. Within 90 days after the close of the last Plan Year in the Participant's qualified election period, a qualified Participant shall be permitted to direct the investment of an amount not to exceed 50% of the value of such PAYSOP Account balance (to the extent not previously diversified under these rules).

                                  (B)     Investment Diversification.  The
                         Plan shall distribute that portion of the Participant's PAYSOP Account subject to the election within 90 days after the last day of the period during which the election can be made. In lieu of distribution, the Plan Administrator may adopt a written procedure that is uniformly applicable to all qualified Participants and under which each qualified Participant may direct the Plan to transfer that portion of the Participant's PAYSOP Account subject to the election to another tax-qualified retirement plan maintained by the Employer or another sub-account under this Plan which accepts such transfers and permits Participants to direct investments within at least three investment options (other than Employer stock options). Any such transfer shall be made no later than 90 days after the last day of the period during which the Participant's election can be made.

                                  (C)     Amounts Subject to Diversification.
                         The portion of a Participant's PAYSOP Account attributable to Employer stock acquired by the Plan for Plan Years after December 31, 1986, shall be determined by multiplying the number of shares of Employer stock held in the PAYSOP Account by a fraction, the numerator of which is the number of shares acquired by the Plan for Plan Years after December 31, 1986, and allocated to the Participant's PAYSOP Account (but not to exceed the number of shares held by the Plan on the date that the individual became qualified to make such diversification election), and the denominator of which is the total number of shares allocated to the Participant's PAYSOP Account at the date the individual became qualified to make this diversification election.

                         (h)      Termination of PAYSOP Accounts.  PAYSOP
Accounts maintained under this provision may be terminated at any time by the Parent Company's board of directors and shall terminate automatically at such time as such contributions cease to qualify for a tax credit under the Code. In any such event, all of the PAYSOP accounts shall be used for the benefit of Participants or their Beneficiaries under the Plan and for no other purpose. As soon as legally permissible and as soon as practicable following any such termination, each Participant shall be entitled to a distribution of the entire amount in his PAYSOP Account in a lump sum or to have such amount transferred to his Rollover Contribution Account.

                         Notwithstanding the above, PAYSOP Accounts shall
continue in existence so long after the discontinuance of contributions as shall be required by applicable law and any regulations thereunder.

                         (i)      Put Option.  If at the time that shares of
Employer stock are distributed from PAYSOP Accounts, such shares are not readily tradeable on an established securities market, a Participant or a Beneficiary, or a donee or heir of either, shall be granted an option to "put" the shares to the Parent Company. The "put" option shall provide that, for a period of 60 days after such shares are distributed, and again for a second 60 day period beginning 12 months after such shares are distributed, the distributee shall have the right to have the Parent Company purchase such shares at their fair market value. For purposes of this section, fair market value shall be determined by the Trustee and shall be based on all relevant factors for determining the fair market value of securities. Such "put" option shall be exercised by notifying the Parent Company in writing. If, as provided above, the Parent Company is required to repurchase Employer stock, then (A) payment for the repurchased Employer stock shall, as determined by the Parent Company, be in substantially equal annual or more frequent installment payments, over a period beginning not later than 30 days after the "put" option is exercised and extending for not more than 5 years (except if the holder of the option agrees to a longer period), and (B) as determined by the Plan Administrator, adequate security shall be provided and reasonable interest paid with respect to the unpaid installments. Provided, however, that the above provisions of this paragraph (i) shall not apply to any Employer stock which a Participant has elected to diversify under paragraph (g) above.

                         (j)      PAYSOP Qualification.  This provision is
intended to qualify under Code Section 409 and as a stock bonus plan under Code Section 401(a).

                 3.      Hardship and In-Service Withdrawals.

                         Neither hardship withdrawals nor in-service
withdrawals shall be allowed from Second National Plan PAYSOP Accounts.


                 4.      Loans.

                         No loans shall be allowed from Second National Plan
PAYSOP Accounts.

                                  APPENDIX E
                                    TO THE
                         CITIZENS BANKING CORPORATION
                   AMENDED AND RESTATED SECTION 401(k) PLAN


                                Background and
                 Special Provisions Applicable to Employees of
                       Second National Bank of Bay City


         Pursuant to Section 7.02(b) of the Citizens Banking Corporation Amended and Restated Section 401(k) Plan ("Plan"), this appendix sets forth special provisions of the Plan as they shall be applied to individuals who are or were employed by Second National Bank of Bay City.

         A.      Background.

                 1. Prior Plan: Second National Bank Amended and Restated Section 401(k) Profit Sharing Plan.

                 2. Disposition of Prior Plan: Merged into this Plan effective January 1, 1990.

         B.      Special Provisions.

                 See Appendix D.








                                  APPENDIX F
                                    TO THE
                         CITIZENS BANKING CORPORATION
                   AMENDED AND RESTATED SECTION 401(k) PLAN


                                Background and
                 Special Provisions Applicable to Employees of
                              Grayling State Bank


         Pursuant to Section 7.02(b) of the Citizens Banking Corporation Amended and Restated Section 401(k) Plan ("Plan"), this appendix sets forth special provisions of the Plan as they shall be applied to individuals who are or were employed by Grayling State Bank.

         A.      Background.

                 1. Prior Plan: The Grayling State Bank Profit Sharing Plan was terminated in 1987, and Grayling State Bank commenced participation in the Citizens Commercial & Savings Bank Amended and Restated Section 401(k) Plan as of July 1, 1989.

                 2. Disposition of Prior Plan: Adopted and amended as this Plan, effective January 1, 1990.



                                  APPENDIX G
                                    TO THE
                         CITIZENS BANKING CORPORATION
                   AMENDED AND RESTATED SECTION 401(k) PLAN


                                Background and
                 Special Provisions Applicable to Employees of
                            State Bank of Standish


         Pursuant to Section 7.02(b) of the Citizens Banking Corporation Amended and Restated Section 401(k) Plan ("Plan"), this appendix sets forth special provisions of the Plan as they shall be applied to individuals who are or were employed by State Bank of Standish.

         A.      Background.

                 1. Prior Plan: State Bank of Standish commenced participation in the Citizens Commercial & Savings Bank Amended and Restated
Section 401(k) Plan as of April 1, 1989.

                 2. Disposition of Prior Plan: Adopted and amended as this Plan, effective January 1, 1990.



                                  APPENDIX H
                                    TO THE
                         CITIZENS BANKING CORPORATION
                   AMENDED AND RESTATED SECTION 401(k) PLAN


                                Background and
                 Special Provisions Applicable to Employees of
                    Citizens Commercial Leasing Corporation


         Pursuant to Section 7.02(b) of the Citizens Banking Corporation Amended and Restated Section 401(k) Plan ("Plan"), this appendix sets forth special provisions of the Plan as they shall be applied to individuals who are or were employed by Citizens Commercial Leasing Corporation.


         A.      Background.

                 1.      Prior Plan:  None.

                 2.      Disposition of Prior Plan:  Not applicable.

                 3. Adoption of Plan: Citizens Commercial Leasing Corporation adopted the Plan as of April 1, 1991.

         B.      Special Provisions.

                 1. Years of Service. For purposes of determining the portion of a Participant's Account that is nonforfeitable or vested under Sections 3.03(g), 3.06(f) and 7.05(c)(4), only Hours of Service completed with Citizens Commercial Leasing Corporation on or after March 28, 1989 shall be taken into account.



                                  APPENDIX I
                                    TO THE
                         CITIZENS BANKING CORPORATION
                   AMENDED AND RESTATED SECTION 401(k) PLAN


                                Background and
                 Special Provisions Applicable to Employees of
                          National Bank of Royal Oak


         Pursuant to Section 7.02(b) of the Citizens Banking Corporation Amended and Restated Section 401(k) Plan ("Plan"), this appendix sets forth special provisions of the Plan as they shall be applied to individuals who are or were employed by National Bank of Royal Oak.

         A.      Background.

                 1.      Prior Plan:  National Bank of Royal Oak Profit
Sharing Plan.

                 2. Disposition of Prior Plan: Terminated as of September 30, 1993.

                 3. Adoption of Plan: National Bank of Royal Oak adopted the Plan as of January 1, 1994.